UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]
Preliminary Proxy Statement

[ ]
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]
Definitive Proxy Statement

[ ]
Definitive Additional Materials

[ ]
Soliciting Material Under §240.14a-12

TMC THE METALS COMPANY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
[X]
No fee required

[ ]
Fee paid previously with preliminary materials

[ ]
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Letter to Shareholders
April 18, 2024
To Our Shareholders:
You are cordially invited to attend the 2024 annual and special meeting of shareholders of TMC the metals company Inc. (the “Company”) to be held in a virtual format on Thursday, May 30, 2024 at 10:00 a.m. EDT.
This year’s annual and special meeting will be held virtually via live audio webcast on the internet. We believe hosting a virtual annual and special meeting enables greater shareholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our shareholders, and reduces the cost and environmental impact of our annual and special meeting. You will be able to attend the annual and special meeting, vote and submit your questions during the annual and special meeting by visiting https://www.cstproxy.com/metals/2024. You will not be able to attend the annual and special meeting in person.
Details regarding the meeting, the business to be conducted at the meeting, and information about the Company that you should consider when you vote your shares are described in the accompanying proxy statement.
At the annual and special meeting, we will present the audited consolidated financial statements for the fiscal year ended December 31, 2023 and the auditors’ report thereon, we will ask the shareholders to set the number of directors at nine and nine persons will be elected to our board of directors. In addition, we will ask shareholders to appoint Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 and we will ask shareholders to approve on a non-binding advisory basis the compensation of our Chief Executive Officer and Chairman. Our board of directors recommends the approval of each of the proposals. Such other business will be transacted as may properly come before the annual and special meeting.
Under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders over the Internet, we have elected to deliver our proxy materials to the majority of our shareholders over the Internet. This delivery process allows us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On April 18, 2024, we intend to begin sending to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2024 annual and special meeting of shareholders and our annual report to shareholders. The Notice also provides instructions on how to vote by proxy, online or at the meeting, how to access the virtual annual and special meeting and how to receive a paper copy of the proxy materials by mail.
We hope you will be able to attend the annual and special meeting. Whether or not you plan to attend the annual and special meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying proxy statement.
Thank you for your continued support of the Company. We look forward to seeing you at the annual and special meeting.
Sincerely,
Gerard Barron
Chairman & Chief Executive Officer

April 18, 2024
NOTICE OF 2024 ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TIME: 10:00 a.m. EDT
DATE: Thursday, May 30, 2024
ACCESS: https://www.cstproxy.com/metals/2024
Notice is hereby given that this year’s annual and special meeting of shareholders of TMC the metals company Inc. will be held virtually via live webcast on the Internet at the above noted link at 10:00 a.m. EDT on Thursday, May 30, 2024. You will be able to attend the annual and special meeting, vote and submit your questions during the meeting by visiting https://www.cstproxy.com/metals/2024 at the date and time of the time and date of the meeting and entering the 12-digit control number included in the Notice of Internet Availability or proxy card that you receive. For further information about the virtual annual and special meeting, please see the Questions and Answers about the Meeting beginning on page 3 of TMC the metals company Inc.’s 2024 Proxy Statement.
PURPOSES:
We will present the audited consolidated financial statements for the fiscal year ended December 31, 2023, and the auditors’ report thereon, and then act on the following proposals:
1.
To set the number of directors at nine;

2.
To elect nine directors to serve a one-year term expiring in 2025;

3.
To appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

4.
To approve on a non-binding advisory basis the compensation of our Chief Executive Officer and Chairman; and

5.
To transact such other business that is properly presented at the annual and special meeting and any adjournments or postponements thereof.

WHO MAY VOTE:
You may vote if you were the record owner of TMC the metals company Inc. common shares at the close of business on April 3, 2024.
All shareholders are cordially invited to attend the annual and special meeting. Whether you plan to attend the annual and special meeting or not, we urge you to vote and submit your proxy by the Internet or mail by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the annual and special meeting. If you participate in and vote your shares at the annual and special meeting, your proxy will not be used.
You will be provided instructions and prompted to vote during the meeting. Shareholders may submit questions for the annual and special meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at https://www.cstproxy.com/metals/2024, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the meeting. In addition, we have made available a separate conference line to allow attendees to communicate with each other during the annual and special meeting. Attendees who wish to utilize this facility may do so by dialing the attendee conference line number shown on the right-hand side of the meeting webpage under the heading “Attendee conference line”. Please note, however, that the attendee conference line is to allow attendees to communicate with each other during the meeting only and cannot be used to listen to the meeting or for asking questions to the Company.
BY ORDER OF OUR BOARD OF DIRECTORS
Gerard Barron
Chairman & Chief Executive Officer

i

TMC the metals company Inc.
595 Howe Street, 10th Floor
Vancouver, British Columbia V6C 2T5
PROXY STATEMENT FOR THE TMC THE METALS COMPANY INC.
ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 30, 2024
This proxy statement, along with the accompanying notice of the 2024 annual and special meeting of shareholders, contains information about the 2024 annual and special meeting of shareholders of TMC the metals company Inc. (the “Annual Meeting”), including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 10:00 a.m. EDT, on Thursday, May 30, 2024. You will not be able to physically attend the Annual Meeting.
The Annual Meeting will be a virtual meeting via live audio webcast on the Internet. You will be able to attend the Annual Meeting, vote, and submit your questions during the meeting by visiting https://www.cstproxy.com/metals/2024 and entering the 12-digit control number included in the Notice of Internet Availability that you receive. For further information about the virtual Annual Meeting, please see the Questions and Answers about the Meeting beginning on page 3.
In this proxy statement, we refer to TMC the metals company Inc. as “TMC,” the “Company,” “we” and “us.”
This proxy statement relates to the solicitation of proxies by our board of directors for use at the Annual Meeting.
On or about April 18, 2024, we intend to begin sending to our shareholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for the Annual Meeting and our annual report to shareholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL AND SPECIAL MEETING TO BE HELD ON MAY 30, 2024
This proxy statement, the Notice of Annual and Special Meeting of Shareholders, our form of proxy card and our 2024 annual report to shareholders are available for viewing, printing and downloading at https://www.cstproxy.com/metals/2024. To view these materials please have your 12-digit control number(s) available that appears on your Internet Availability Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to shareholders by electronic delivery.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2023, on the website of the Securities and Exchange Commission (the “SEC”), at www.sec.gov, or in the “Investors — SEC Filings” section of our website at https://metals.co. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: 595 Howe Street, 10th Floor, Vancouver, British Columbia V6C 2T5. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL AND SPECIAL MEETING AND VOTING
Why is the Company soliciting my proxy?
Our board of directors is soliciting your proxy to vote at the Annual Meeting to be held virtually on Thursday, May 30, 2024, at 10:00 a.m. EDT and any adjournments or postponements of the meeting. This proxy statement, along with the accompanying Notice of Annual and Special Meeting of Shareholders, summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.
We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual and Special Meeting of Shareholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 because you owned our common shares on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Internet Availability Notice (the “Notice”), and, if applicable, proxy materials to shareholders on or about April 18, 2024.
Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
As permitted by the rules of the SEC, we may furnish our proxy materials to our shareholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each shareholder. Most shareholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite shareholders’ receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.
Why are you holding a virtual Annual Meeting?
This year’s Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, shareholder access, participation and communication. For example, the virtual format allows shareholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management, as time permits.
How do I access the virtual Annual Meeting?
The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. EDT. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. The virtual Annual Meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the Annual Meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Annual Meeting.
To be admitted to the virtual Annual Meeting, you will need to log-in at https://www.cstproxy.com/metals/2024 using the 12-digit control number found on the proxy card or voting instruction card previously mailed or made available to shareholders entitled to vote at the Annual Meeting.
Will I be able to ask questions and have these questions answered during the virtual Annual Meeting?
Shareholders may submit questions for the Annual Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at https://www.cstproxy.com/metals/2024, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the meeting.

Appropriate questions related to the business of the Annual Meeting (the proposals being voted on) will be answered during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be answered directly with the shareholder as soon as practical after the Annual Meeting. Additional information regarding the ability of shareholders to ask questions during the Annual Meeting, related to rules of conduct and other materials for the Annual Meeting will be available on the virtual meeting platform available at the web address above.
In addition, we have made available a separate conference line to allow attendees to communicate with each other during the Annual Meeting. Attendees who wish to utilize this facility may do so by dialing the attendee conference line number shown on the right-hand side of the meeting webpage under the heading “Attendee conference line”. Please note, however, that the attendee conference line is to allow attendees to communicate with each other during the meeting only and cannot be used to listen to the meeting or for asking questions to the Company.
What happens if there are technical difficulties during the Annual Meeting?
Beginning 15 minutes prior to, and during, the Annual Meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call (917) 262-2373.
Who may vote?
Only shareholders of record at the close of business on April 3, 2024 (the “Record Date”) will be entitled to vote at the Annual Meeting. On this Record Date, there were 318,494,226 common shares outstanding and entitled to vote. Our common shares are our only class of voting stock.
If on the Record Date your common shares were registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, then you are a shareholder of record.
If on the Record Date you did not hold your shares in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I change or revoke my proxy?” below.
How many votes do I have?
Holders of common shares are entitled to one vote per share.
How do I vote?
Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director, as well as for Proposal No. 3, and whether your shares should be voted FOR, AGAINST or ABSTAIN with respect to Proposal Nos. 1 and 4. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting.

If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer and Trust Company, or you have stock certificates registered in your name, you may vote:
•
By Internet. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet.

•
By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.

•
At the meeting. If you attend the virtual Annual Meeting, you may vote by completing a ballot, which will be available at the meeting.

Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on May 29, 2024.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting also will be offered to shareholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in virtually at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.
How does our board of directors recommend that I vote on the proposals?
Our board of directors recommends that you vote as follows:
•
“FOR” the approval of setting the number of directors at nine;

•
“FOR” the election of the nominees for director;

•
“FOR” the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and

•
“FOR” the non-binding advisory vote approving the compensation of our Chief Executive Officer and Chairman.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.
May I change or revoke my proxy?
If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. In addition to any method permitted under applicable law, you may change or revoke your proxy in any one of the following ways:
•
if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•
by re-voting by Internet as instructed above;

•
by notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•
by attending the Annual Meeting virtually and voting at the meeting. Attending the Annual Meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.

Your most current vote, whether by Internet or proxy card is the one that will be counted.

Can I appoint some other person to be my proxyholder?
Every holder of common shares has the right to appoint some other person or company of their choice, who need not be a security holder, to attend and act on their behalf at the Annual Meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than Gerard Barron and Craig Shesky or their substitute, please deliver a proxy in the form contemplated in the Articles of the Company (“Articles”), a copy of which is available at 595 Howe St, 10th Floor, Vancouver, British Columbia, V6C 2T5 or on the website of the SEC — www.sec.gov, naming your chosen proxyholder and deposit such proxy at the registered and records office of the Company at 595 Howe St, 10th Floor, Vancouver, British Columbia, V6C 2T5.
What if I receive more than one Notice or proxy card?
You may receive more than one Notice or proxy card if you hold our common shares in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How do I vote?” for each account to ensure that all of your shares are voted.
Will my shares be voted if I do not vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How do I vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the appointment of our independent registered public accounting firm (Proposal No. 3 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.
What vote is required to approve each proposal and how are votes counted?
Proposal No. 1: Set Number of Directors at Nine
The affirmative vote of a majority of the shares cast for this proposal is required to set the number of directors at nine. You may either vote FOR, AGAINST or ABSTAIN on this proposal. Abstentions, if any, will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Proposal No. 2: Elect Directors
The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal No. 3: Appoint the Independent Registered Public Accounting Firm
The “plurality” of the votes cast for this proposal is required to appoint our independent registered public accounting firm. You may vote FOR the appointment of Ernst & Young LLP or WITHHOLD your vote. Votes that are withheld will not be included in the vote tally for this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Proposal No. 4: Non-Binding Advisory Vote on Compensation of Chief Executive Officer and Chairman
For the non-binding advisory vote to approve the compensation of our Chief Executive Officer and Chairman, you may either vote FOR, AGAINST or ABSTAIN. Although this proposal asks for a non-binding, advisory vote, we will consider an affirmative vote of a majority of the shares cast for this proposal affirmatively or negatively as approval of this proposal. We value the opinions expressed by our shareholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, including the compensation of our Chief Executive Officer and Chairman, will consider the outcome of the vote when reviewing the compensation of our Chief Executive Officer and Chairman and making future decisions with respect to such compensation. Abstentions, if any, will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
What are the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What constitutes a quorum for the Annual Meeting?
The presence, in person or by proxy, of two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting is necessary to constitute a quorum at the Annual Meeting. Votes of shareholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.
Attending the Annual Meeting
The Annual Meeting will be held in a virtual meeting format only. You can attend the Annual Meeting and view the live audio webcast by visiting https://www.cstproxy.com/metals/2024. The Annual Meeting will be held at 10:00 a.m. EDT on Thursday, May 30, 2024. To attend the virtual Annual Meeting, go to https://www.cstproxy.com/metals/2024 shortly before the meeting time, enter your name, email address and control number to enter the meeting portal. If you miss the Annual Meeting, you can view a replay of the Webcast at https://www.cstproxy.com/metals/2024 until June 30, 2024. You need not attend the Annual Meeting in order to vote.
Householding of Annual Disclosure Documents
Some brokers or other nominee record holders may be sending you, a single set of our proxy materials if multiple of the Company’s shareholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write to our corporate secretary at: 595 Howe Street, 10th Floor, Vancouver, British Columbia, V6C 2T5. If you want to receive your own set of our proxy materials in the future or, if you share an address with another shareholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.
Electronic Delivery of Company Shareholder Communications
Most shareholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.
You can choose this option and save us the cost of producing and mailing these documents by:
•
following the instructions provided on your Notice or proxy card;

•
following the instructions provided when you vote over the Internet; or

•
going to https://www.cstproxy.com/metals/2024 and following the instructions provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company regarding the beneficial ownership of the Common shares as of April 3, 2024 by:
•
each person known to the Company to be the beneficial owner of more than 5% of outstanding common shares;

•
each of the Company’s named executive officers and directors and each director nominee that is not a current director; and

•
all of the Company’s executive officers and current directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Common shares issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total ownership and total voting power of the beneficial owner thereof.
The beneficial ownership of common shares is based on 318,494,226 common shares issued and outstanding as of April 3, 2024.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all common shares beneficially owned by them. Unless otherwise indicated, the business address of each of the following entities or individuals is c/o TMC the metals company Inc., 595 Howe Street, 10th Floor, Vancouver, British Columbia, Canada V6C 2T5.
Name and Address of Beneficial Owner	Number of Common Shares(1)	Percentage of Shares Beneficially Owned (%)
Current Directors, Director Nominees and Executive Officers:
Gerard Barron(2)	20,717,847	6.5%
Craig Shesky(3)	1,017,951	*
Christian Madsbjerg(4)	663,890	*
Andrew C. Greig(5)	4,844,489	1.5%
Andrew Hall(6)	101,381	*
Sheila Khama(7)	77,131	*
Andrei Karkar(8)	64,326,613	19.9%
Amelia Kinahoi Siamomua(9)	73,381	*
Kathleen McAllister(10)	118,537	*
Erika Ilves(11)	2,529,903	*
Stephen Jurvetson(12)	700,000	*
Brendan May(13)	75,040	*
All Current Directors and Executive Officers of the Company as a Group (12 Individuals)(14)	96,606,221	30.0%
Five Percent Holders:
ERAS Capital LLC(15)	63,610,619	19.8%
Allseas Group S.A(16)	54,530,268	17.0%

*
Indicates beneficial ownership of less than 1%.

(1)
Excludes Special Shares.

(2)
Consists of (i) 16,550,409 common shares, (ii) 4,078,044 common shares underlying options that are exercisable within 60 days of April 3, 2024, and (iii) 89,394 common shares underlying warrants held by Mr. Barron. Does not include (i) 2,275,334 common shares underlying options that are not exercisable within 60 days of April 3, 2024 held by Mr. Barron, (ii) 2,496,833 common shares underlying restricted share units that do not vest within 60 days of April 3, 2024 held by Mr. Barron, and (iii) 50,000 common shares underlying Class A Warrants held by Mr. Barron. The Class A Warrants held by Mr. Barron do not allow for an exercise that would result in the holder of such warrants (together with its affiliates, any “group” or any other persons whose beneficial ownership could be aggregated with the holder) would beneficially own more than 4.99% of the number of Common shares outstanding immediately following exercise. Does not include 20,000,000 unvested performance-based restricted shares units that were granted to Mr. Barron on April 16, 2024.

(3)
Consists of (i) 869,117 common shares, (ii) 135,084 common shares underlying options that are exercisable within 60 days of April 3, 2024 held by Mr. Shesky, and (iii) 13,750 common shares underlying Class A Warrants held by Mr. Shesky. Does not include (i) 252,814 common shares underlying options that are not exercisable and (ii) 952,954 common shares underlying restricted share units that do not vest within 60 days of April 3, 2024 held by Mr. Shesky.

(4)
Consists of (i) 73,381 common shares held by Mr. Madsbjerg and (ii) 590,509 common shares underlying options that are exercisable within 60 days of April 3, 2024 held by Mr. Madsbjerg. Does not include (i) 126,407 common shares underlying options that are not exercisable and (ii) 2,678 common shares underlying restricted share units that do not vest within 60 days of April 3, 2024 held by Mr. Madsbjerg.

(5)
Consists of (i) 4,127,573 common shares held by Mr. Greig and (ii) 716,916 common shares underlying options that are exercisable within 60 days of April 3, 2024 held by Mr. Greig. Does not include 63,492 common shares underlying restricted share units that do not vest within 60 days of April 3, 2024 held by Mr. Greig.

(6)
Consists of 101,381 common shares held by Mr. Hall. Does not include 2,678 common shares underlying restricted share units that do not vest within 60 days of April 3, 2024 held by Mr. Hall.

(7)
Consists of (i) 75,881 common shares; and (ii) 1,250 common shares underlying Class A Warrants held by Ms. Khama. Does not include 2,678 common shares underlying restricted share units that do not vest within 60 days of April 3, 2024 held by Ms. Khama.

(8)
Consists of (i) 73,381 common shares held by Mr. Karkar, (ii) 642,613 common shares underlying options that are exercisable within 60 days of April 3, 2024 held by Mr. Karkar, (iii) 60,953,495 common shares held by ERAS Capital LLC (“ERAS”), (iv) 1,414,716 common shares underlying warrants held by ERAS and (v) 1,242,408 common shares underlying Class A Warrants held by ERAS. Does not include (a) 126,407 common shares underlying options that are not exercisable, (b) 2,678 common shares underlying restricted share units that do not vest within 60 days of April 3, 2024 held by Mr. Karkar, and (c) 1,257,592 common shares underlying Class A Warrants held by ERAS. The Class A Warrants held by ERAS do not allow for an exercise that would result in the holder of such warrants (together with its affiliates, any “group” or any other persons whose beneficial ownership could be aggregated with the holder) would beneficially own more than 19.99% of the number of common shares outstanding immediately following exercise. Mr. Karkar has voting and dispositive control over the securities held by ERAS and therefore Mr. Karkar may be deemed to have beneficial ownership of the shares held by ERAS.

(9)
Consists of 73,381 common shares held by Ms. Siamomua. Does not include 2,678 common shares underlying restricted share units that do not vest within 60 days of April 3, 2024 held by Ms. Siamomua.

(10)
Consists of (i) 116,037 common shares and (ii) 2,500 common shares underlying Class A Warrants held by Ms. McAllister. Does not include 21,506 common shares underlying restricted share units that do not vest within 60 days of April 3, 2024 held by Ms. McAllister.

(11)
Consists of (i) 1,137,144 common shares held by Ms. Ilves, (ii) 1,362,077 common shares underlying options that are exercisable within 60 days of April 3, 2024 held by Ms. Ilves, and (iii) 30,682 common shares held of record by Ms. Ilves’ children. Does not include (i) 1,011,259 common shares underlying options that are not exercisable within 60 days of April 3, 2024 and (ii) 952,955 common shares underlying restricted share units that do not vest within 60 days of April 3, 2024 held by Ms. Ilves.

(12)
Consists of 700,000 common shares held by Mr. Jurvetson. Does not include 3,440,000 common shares underlying unvested options granted to Mr. Jurvetson on April 9, 2024.

(13)
Consists of 75,040 common shares held by Mr. May. Does not include 17,241 common shares underlying restricted share units that do not vest within 60 days of April 3, 2024 held by Mr. May.

(14)
See footnotes (2) through (12). Includes (i) 749,426 common shares held in the aggregate by executive officers other than the named executive officers and (ii) 685,672 common shares underlying options that are exercisable within 60 days of April 3, 2024 held in the aggregate by executive officers other than the named executive officers. Does not include (i) 1,011,259 common shares underlying options that are not exercisable within 60 days of April 3, 2024 held in the aggregate by executive officers other than the named executive officers and (ii) 582,513 common shares underlying restricted share units that do not vest within 60 days of April 3, 2024 held in the aggregate by executive officers other than the named executive officers.

(15)
The address of ERAS is 323 Marina Boulevard, San Francisco, California 94123. Consists of (i) 60,953,495 common shares, (ii) 1,414,716 common shares issuable upon exercise of warrants owned by ERAS and (iii) 1,242,408 common shares underlying Class A Warrants held by ERAS. Excludes 1,257,592 common shares issuable upon exercise of Class A Warrants owned by ERAS. The Class A Warrants do not allow for an exercise that would result in the holder of such warrants (together with its affiliates, any “group” or any other persons whose beneficial ownership could be aggregated with the holder) would beneficially own more than 19.99% of the number of common shares outstanding immediately following exercise. Andrei Karkar has voting and dispositive control over the securities held by ERAS and therefore Mr. Karkar may be deemed to have beneficial ownership of the shares held by ERAS.

(16)
The address of Allseas Group S.A. is 18 Route de Pra de Plan, Case Postale, 411 1618 Chatel-Saint-Denis, Switzerland. Includes (i) 52,780,268 common shares owned by Allseas Group S.A. and (ii) 1,750,000 common shares issuable upon exercise of Class A Warrants owned by Allseas Group S.A. Excludes 1,000,000 common shares held by Argentum Cedit Virtuti GCV, which has an ownership interest in Allseas Group S. A., to which Allseas Group, S.A. does not have voting or investment power with respect thereto.

MANAGEMENT AND CORPORATE GOVERNANCE
Our Board of Directors
Our board of directors accepted the recommendation of the nominating and corporate governance committee and voted to nominate nine directors for election at the Annual Meeting for a term of one year to serve until the 2025 annual meeting of shareholders, or until their respective successors have been elected and qualified.
The number of directors for the Company is set by ordinary resolution of the shareholders of the Company. Management of the Company is seeking shareholder approval of an ordinary resolution determining the number of directors of the Company at nine for the ensuing year.
Set forth below are the names of the persons nominated for election as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years as of April 18, 2024. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below.
We are nominating Brendan May as a new director for election to our board of directors at the Annual Meeting. Kathleen McAllister is not up for re-election to our board of directors at the Annual Meeting and her term as a director and chairperson of the audit committee of the board of directors will end at the Annual Meeting.
Name	Age	Position
Directors and Director Nominees:
Gerard Barron	57	Chief Executive Officer and Chairman of the board of directors
Andrew Hall	60	Director
Andrew Greig	67	Lead Independent Director
Andrei Karkar	46	Director
Sheila Khama	66	Director
Christian Madsbjerg	49	Director
Amelia Kinahoi Siamomua	63	Director
Stephen Jurvetson	57	Vice Chairman of the board of directors and Special Advisor to the Chief Executive Officer
Brendan May	50	Director nominee
Current Director up for Re-election and Director Nominee
Gerard Barron has served as our Chief Executive Officer and Chairman of the board of directors since the closing of the business combination (the “Business Combination”) on September 9, 2021 by and among Sustainable Opportunities Acquisition Corp. (“SOAC”), 1291924 B.C. Unlimited Liability Company and formerly DeepGreen Metals Inc. and DeepGreen Metals ULC after the Business Combination (“DeepGreen”). Mr. Barron became involved in the early strategic development and financing of DeepGreen during its formation in 2011 and stepped into the role of DeepGreen’s Chairman and Chief Executive Officer in 2018. From July 2013 until becoming Chairman and Chief Executive Officer in 2017, Mr. Barron served as a strategic advisor to the DeepGreen Board and its shareholders. Mr. Barron is a seasoned entrepreneur with a track record of building global companies in battery technology, media and future-oriented resource development both as a chief executive officer and strategic investor. In 2001, Mr. Barron founded Adstream, a global advertising technology and services provider, and served as the company’s Chief Executive Officer until December 2013. During that time, Adstream grew from a single office in Sydney to over 40 offices in 30 countries around the world and over $100 million in global revenue per year. Mr. Barron has also been a first money investor in industry-leading companies including Nautilus and Sirtex Medical. Mr. Barron’s qualifications to serve as Chief Executive Officer and on the board of directors include his extensive leadership and investment experience in the technology and resource development industries.
Andrew Hall has served on our board of directors since the closing of the Business Combination in September 2021. Mr. Hall is an internationally experienced executive and non-executive in the renewable energy technologies and services sector. Since July 2018, Mr. Hall has served as Managing Director of Saxjo Limited, a renewable energy consultancy company. Previously, Mr. Hall was Group Chief Financial Officer at Siemens Gamesa Renewable Energy SA, one of the largest companies in the wind and renewables industry, from April 2017 to November 2017. From October 2015 to March 2017, Mr. Hall served as Group Chief Financial Officer and Executive Director at Siemens Wind Power GmbH & Co KG, a wind turbine original equipment manufacturer. Prior to that, Mr. Hall held a number of senior positions in other divisions of Siemens AG, including Chief Financial Officer and Board Member at Siemens Holdings plc & Cluster North West Europe in London from 2012 to 2015 and Chief Financial Officer and Board Member at Siemens Ltd & Cluster Africa in Johannesburg from 2008 to 2012. Mr. Hall currently serves on the board of a portfolio of venture capital, private equity and family office-backed companies in the renewable energy sector. Since October 2018, Mr. Hall has been a non-executive director of Time to Act Limited, which specializes in metal coatings for the gas turbine and hydrogen industries. Additionally, Mr. Hall has served Senior Independent Director of Hero Future Energies Global Limited, a global renewable energy developer, since February 2019. Mr. Hall is an Investor Director at Arctic Green Energy Corporation, Singapore since 2022. Arctic Green Energy is a leading global geothermal energy company. Since October 2022, Mr. Hall has served as Advisory Board Member of Zwei Wealth, a wealth management company and since February 2022, Mr. Hall has served as Senior Advisor at Blackstone, an asset management company. Since August 2022, Mr. Hall has served as Advisor to Eneus Energy Ltd., a green ammonia developer. Previously, Mr. Hall served as a board member of A2Sea AS from 2015 to 2017, Voith Hydro GmbH & Co KG from 2015 to 2017, Mimica Labs from 2014 to 2017, Star Windco Limited from September 2019 to April 2023, ComAP AS from July 2021 to March 2023, Windlogix Limited from September 2019 to April 2023 and as Group Chief Financial Officer of New Motion Labs Limited from June 2019 to January 2024. Mr. Hall earned a M.Sc. & B.Sc. from the University of Cape Town and an M.B.A. from the London Business School. Mr. Hall’s qualifications to serve on the board of directors include his extensive international experience leading large, capital-intensive businesses in the renewable energy sector.
Andrew C. Greig has served on the board of directors since October 3, 2022, and is currently our Lead Independent Director. Mr. Greig is the founder of ACAC Innovation Pty Ltd and its Senior Director and previously worked for Bechtel Group, Inc. (“Bechtel”) for 34 years, leading its global mining business for 13 years. In addition, Mr. Greig was managing director for its Australian operations and was group Human Resources Manager in his last assignment. Mr. Greig was also Senior Vice President and Director of Bechtel. From 2001 to 2006, Mr. Greig served as President of Bechtel’s Mining & Metals global business unit, prior to becoming Project Director for the Brass LNG Project in Nigeria. As President of Mining & Metals, Mr. Greig was responsible for strategy, planning, execution and project delivery for the global business unit which peaked at 55,000 personnel across 14 countries and over $5 billion in annual revenue. Mr. Greig was elected as Principal Vice President in 1997 and as Senior Vice President in 2001. He was a member of Bechtel Group’s Board of Directors from 2011 until leaving Bechtel. Mr. Greig received a GDip in Business from Monash University Melbourne. Mr. Greig’s qualifications to be on the board include his long career in project development, overseeing major capital projects, his role leading the global HR team at Bechtel and his long tenure on Bechtel’s Board of Directors.
Andrei Karkar has served on our board of directors since the closing of the Business Combination in September 2021 and served as a director of DeepGreen since March 2019. Mr. Karkar currently serves as the chairperson of the compensation committee. Since 2014, Mr. Karkar has served as Chief Executive Officer of ERAS Holdings, The Karkar Family Office, with its origins in Karkar Electronics founded in 1959 by Edward Karkar. ERAS Holdings engages in a broad range of investment activities and invests in a wide variety of asset classes. Since July 2019, Mr. Karkar has served as a member of the board of directors of CognitionX, a private company based in the United Kingdom, and is a board member of Shepherd OÜ based in Estonia. Mr. Karkar received a B.A. from Georgetown University. Mr. Karkar’s qualifications to serve on the board of directors include his experience as an advisor and investor in public and private companies.
Sheila Khama has served on our board of directors since the closing of the Business Combination in September 2021. Ms. Khama is a consultant, policy advisor and former mining industry executive with expertise in corporate governance and sustainable development of minerals, oil and gas resources. Ms. Khama currently serves as the chairperson of the sustainability and innovation committee. Since April 2019, Ms. Khama has been an independent consultant on oil and gas governance and policy reforms for SK Consulting Pty, Ltd. From November 2016 to March 2019, Ms. Khama served as Practice Manager and Coordinator of Donor Relations and Partnerships at The World Bank, where she led an international team of mineral, oil and gas specialists in implementing support programs ranging from policy reforms, technical assistance, research and knowledge dissemination for various countries. From November 2013 to November 2016, Ms. Khama served as Director African Natural Resources Center at the African Development Bank in Tunisia, where she led a support program for African governments to improve development outcomes from renewable and non-renewable resources. From 2010 to 2013, Ms. Khama served as Director of the Extractives Advisory Program at the African Center for Economic Transformation, a pan-African think tank based in Ghana. Ms. Khama also previously held a number of senior roles in the private sector, including Chief Executive Officer of De Beers Botswana from 2005 to 2010, Head of Marketing and Communication at the First National Bank of Botswana Ltd from 2002 to 2005, and Group Secretary of the Anglo-American Corporation Botswana from 1994 to 2002. Ms. Khama also currently serves as a Non-Executive Director for Tullow Oil plc, a position she has held since June 2019. Ms. Khama received an M.B.A. in General Management from Edinburgh University and a B.A. from the University of Botswana. Ms. Khama’s qualifications to serve on the board of directors include her extensive experience as a corporate strategist and her deep understanding of regulatory frameworks in the minerals, oil and gas industry.
Christian Madsbjerg has served on our board of directors since the closing of the Business Combination in September 2021. Mr. Madsbjerg currently serves as the chairperson of the nominating and corporate governance committee. Since 2019, Mr. Madsbjerg has served on the board of directors of Fritz Hansen A/S Copenhagen. Since August 2018, Mr. Madsbjerg has served as Professor of Applied Humanities at The New School for Social Research. Since January 2009, Mr. Madsbjerg has served as a director and senior partner of the consulting firm, ReD Associates, which he co-founded in August 2007. Mr. Madsbjerg is also a writer whose work has been featured in publications such as The Wall Street Journal, Financial Times, The Washington Post, Der Spiegel, and Bloomberg Businessweek. His latest book, Sensemaking: The Power of the Humanities in the Age of the Algorithm, was published in the spring of 2017 by Hachette Book Group. His book The Moment of Clarity, co-written with ReD partner Mikkel B. Rasmussen, was published by Harvard Business Press in the fall of 2014. He studied philosophy and political science in Copenhagen and London and has a Masters from the University of London. Mr. Madsbjerg’s qualifications to serve on the board of directors include his expertise in advising senior executives, including the practical application of the human sciences in business.
Amelia Kinahoi Siamomua has served on our board of directors since the closing of the Business Combination in September 2021. Ms. Siamomua has over 35 years of experience as a development economist and an international civil servant with a strong focus on gender equality and sustainability issues. Since March 2021, Ms. Siamomua has been an independent consultant on gender and social inclusion for the Government of Nauru. From June 2015 until February 2021, Ms. Siamomua served as Head of Gender, Economic, Youth & Sustainable Development Directorate of the Commonwealth Secretariat based in London, United Kingdom, where she represented the Secretary General at the United Nations (“UN”) High-level Group on Women’s Access to Justice and the UN Commission on the Status of Women. Between 2012 and 2014, Ms. Siamomua held a position as Inter-Regional Advisor (Small Island Developing States) within the Division for Sustainable Development at the UN Department of Economic and Social Affairs, where she analyzed best practices on sustainable development and provided policy advice to governments and relevant stakeholders in developing countries. Prior to that, Ms. Siamomua served as senior advisor in Papua New Guinea from 2010-2012 and as project coordinator in Fiji from 2008-2009 as part of the UN Development Programme. Ms. Siamomua has earned a B.A. in Economics and Politics and an M.B.A. from the University of the South Pacific. Ms. Siamomua’s qualifications to serve on the board of directors include her sustainable development expertise and her extensive knowledge of economic and social policies of developing countries.
Stephen Jurvetson has served on our board of directors as Vice Chairman and as a Special Advisor to our Chief Executive Officer since April 9, 2024. Mr. Jurvetson is a co-founder of Future Ventures, a venture capital firm formed in 2018, and previously was a Managing Director of Draper Fisher Jurvetson, a venture capital firm, from 1995 to 2017. Mr. Jurvetson sits on the SpaceX Board of Directors and was a member of the Board of Director of Tesla from 2006 to 2020. Before co-founding Future Ventures and Draper Fisher Jurvetson, he was a Research and Development Engineer at Hewlett-Packard and he previously worked in product marketing at Apple and NeXT and management consulting with Bain & Company. Mr. Jurvetson holds B.S. and M.S. degrees in electrical engineering from Stanford University and an M.B.A. from the Stanford Business School. Mr. Jurvetson’s qualifications to serve on the board of directors include his experience as an advisor, investor and board member in public and private companies. In addition, his experience as a venture capitalist with a focus on founder-led, mission-driven companies at the cutting edge of disruptive technology and new industry formation will provide us valuable guidance and experience.
Brendan May has served as a consultant to us since February 2024 and is a nominee for election to the board of directors at the Annual Meeting. Mr. May is chairman and founder of Robertsbridge, a leading global sustainability consultancy he formed in 2010 with a number of prominent environmental thinkers, which has also been providing consulting services to the Company since April 2023. He was previously a managing director of Weber Shandwick’s global sustainability practice for five years. From 1999 to 2004, Mr. May worked in oceans sustainability as Chief Executive of the Marine Stewardship Council (MSC). Mr. May is a former contributing editor to Ethical Corporation and the former European chairman of the Rainforest Alliance. Mr. May holds an M.A. from the University of Oxford, where he read Philosophy, Politics & Economics. Mr. May’s qualifications to serve on the board of directors include more than 25 years in the sustainability world, first as an NGO campaigner, then as a corporate advisor. He and his company have worked all over the world with many leading companies and brands including Nestle, Unilever, Cargill, Sainsbury’s, Tesco, Avantium, Everland, Alliance Boots, Ovo Energy, APRIL, Asia Pulp & Paper (APP), Golden Agri Resources (GAR), IOI Group, Astra International, Sime Darby Plantation, Heathrow Airport Ltd, Drax Group Plc, Primark, Total Energies, Live Nation & Warner Music Group. He recently stepped down after four years as Chairman of Cargill's Forest & Land Use Sustainability Advisory Panel. He is a regular commentator on corporate responsibility and sustainability issues. In 2019, his firm was acquired by Stonehaven, a London based strategy firm, where he is also Deputy Chairman. Mr. May’s qualifications to serve on the board of directors include his significant experience in advising on sustainability matters and his experience as an advisor to public and private companies.
There are no family relationships, as such term is defined in Item 401(d) of Regulation S-K, between or among any of our directors or executive officers.
Director Diversity
The tables below provide information relating to certain voluntary self-identified characteristics of our current directors and of our director nominees. Each of the categories listed in the table below has the meaning as set forth in Nasdaq Rule 5605(f).

Board Diversity Matrix — Current Directors
	As of April 20, 2023					As of April 18, 2024
Total Number of Directors	8					9
	Female	Male		Non- Binary	Did Not Disclose Gender	Female	Male		Non- Binary	Did Not Disclose Gender
Gender:
Directors	3	5		0	0	3	6		0	0
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	1	0		0	0	1	0		0	0
Alaskan Native or Native American	0	0		0	0	0	0		0	0
Asian	0	0		0	0	0	0		0	0
Hispanic or Latinx	0	0		0	0	0	0		0	0
Native Hawaiian or Pacific Islander	1	0		0	0	1	0		0	0
White	1	5		0	0	1	6		0	0
Two or More Races or Ethnicities	0	0		0	0	0	0		0	0
LGBTQ+			0					0
Did Not Disclose Demographic Background (with respect to LGBTQ+)			0					0
Board Diversity Matrix — Director Nominees (As of April 18, 2024)
Total Number of Directors: 9
	Female	Male		Non-Binary	Did Not Disclose Gender
Gender:
Directors	2	7		0	0
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	1	0		0	0
Alaskan Native or Native American	0	0		0	0
Asian	0	0		0	0
Hispanic or Latinx	0	0		0	0
Native Hawaiian or Pacific Islander	1	0		0	0
White	0	7		0	0
Two or More Races or Ethnicities	0	0		0	0
LGBTQ+			0
Did Not Disclose Demographic Background (with respect to LGBTQ+)			0

Independence of the Board of Directors
Nasdaq rules generally require that independent directors must comprise a majority of a listed company’s board of directors. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the board of directors has determined that the following director nominees are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq: Andrew Hall, Andrew Greig, Sheila Khama, Christian Madsbjerg, Amelia Kinahoi Siamomua and Andrei Karkar, representing six (6) of the Company’s nine (9) director nominees. Andrew Greig serves as the Lead Independent Director of the board of directors. Current director Kathleen McAllister was also determined to be “independent”. Ms. McAllister is not up for re-election at the Annual Meeting.
Committees of our Board of Directors and Meetings
Meeting Attendance
During the fiscal year ended December 31, 2023, there were eight meetings of our board of directors, and the various committees of our board of directors met a total of sixteen times. No director attended fewer than 75% of the total number of meetings of our board of directors and of committees of our board of directors on which he or she served during fiscal 2023. Each member of our board of directors is strongly encouraged but is not required to attend each annual meeting of our shareholders. All directors attended our annual meeting of shareholders held in 2023.
Audit Committee
Our audit committee met eight times during fiscal 2023 and acted by written consent outside of its meetings. Our audit committee currently consists of Kathleen McAllister, who serves as the chairperson, Andrew Hall and Sheila Khama. Ms. McAllister is not up for re-election as a director at the Annual Meeting. The Company expects that Mr. Hall will replace Ms. McAllister as chairperson of the audit committee and that Christian Madsbjerg will join the audit committee as of the Annual Meeting. Each member of the audit committee qualifies as an independent director under the Nasdaq Listing Rules and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended.
The board of directors has determined that each of Ms. McAllister and Mr. Hall qualifies as an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq.
The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist the board of directors in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function and (5) the performance of our independent registered public accounting firm.
The board of directors has adopted a written charter for the audit committee, which is available on the Company’s website at www.metals.co under Investors — Governance — Corporate Governance Overview — Committee Charters.
Compensation Committee
Our compensation committee met one time during fiscal 2023 and acted by written consent outside of its meetings.Our compensation committee consists of Andrei Karkar, who serves as the chairperson, and Andrew Greig. All members of the compensation committee qualify as independent under the definition promulgated by Nasdaq.

The purpose of the compensation committee is to assist the board of directors in discharging its responsibilities relating to (1) setting our compensation program and compensation of its executive officers and directors, (2) monitoring our incentive and equity-based compensation plans and (3) preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.
The board of directors has adopted a written charter for the compensation committee, which is available on the Company’s website at www.metals.co under Investors — Governance — Corporate Governance Overview — Committee Charters.
The compensation committee has adopted the following processes and procedures for the consideration and determination of executive and director compensation:
•
The compensation committee’s independent compensation consultant during fiscal year 2023 was Frederic W. Cook & Co. (“FW Cook”). FW Cook is engaged by, and reports directly to, the compensation committee, which has the sole authority to hire or fire FW Cook and to approve fee arrangements for work performed. FW Cook assists the compensation committee in fulfilling its responsibilities under its charter, including advising on proposed compensation packages for executive officers, compensation program design and market practices generally. The compensation committee has authorized FW Cook to interact with management on behalf of the compensation committee, as needed in connection with advising the compensation committee, and FW Cook is included in discussions with management and, when applicable, the compensation committee’s outside legal counsel on matters being brought to the compensation committee for consideration.

•
It is the compensation committee’s policy that the chair of the compensation committee or the full compensation committee pre-approve any additional services provided to management by our independent compensation consultant. In fiscal year 2023, FW Cook only did work for the compensation committee. The compensation committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that FW Cook’s work for the compensation committee does not raise any conflict of interest.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee met three times during fiscal 2023 and acted by written consent outside of its meetings. Our nominating and corporate governance committee consists of Christian Madsbjerg, who serves as the chairperson, Sheila Khama and Andrei Karkar. The purpose of the nominating and corporate governance committee is to assist the board of directors in discharging its responsibilities relating to (1) identifying individuals qualified to become new board of directors members, consistent with the criteria approved by the board of directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for re-election and selecting, or recommending that the board of directors select, the director nominees for the next annual meeting of shareholders, (3) identifying members of the board of directors qualified to fill vacancies on any committee of the board of directors and recommending that the board of directors appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the board of directors corporate governance principles applicable to the Company, (5) overseeing the evaluation of the board of directors and management and (6) handling such other matters that are specifically delegated to the committee by the board of directors from time to time.
The board of directors have adopted a written charter for the nominating and corporate governance committee, which is available on the Company’s website at www.metals.co under Investors — Governance — Corporate Governance Overview — Committee Charters.
Generally, our nominating and corporate governance committee considers candidates recommended by shareholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the nominating and corporate governance committee will evaluate a candidate’s qualifications in accordance with our nominating and corporate governance committee’s written charter. Threshold criteria include: personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on our board of directors, and concern for the long-term interests of our shareholders. The nominating and corporate governance committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the nominating and corporate governance committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our board of directors and its committees.
If a shareholder wishes to propose a candidate for consideration as a nominee for election to our board of directors, it must follow the procedures described in the Articles and in “Shareholder Proposals and Nominations for Director” at the end of this proxy statement. In general, persons recommended by shareholders will be considered in accordance with our nominating and corporate governance committee’s written charter. Any such recommendation should be made in writing to the nominating and corporate governance committee, care of our Corporate Secretary at our principal office and should be accompanied by the following information concerning each recommending shareholder and the beneficial owner, if any, on whose behalf the nomination is made:
•
all information relating to such person that would be required to be disclosed in a proxy statement;

•
certain biographical and share ownership information about the shareholder and any other proponent, including a description of any derivative transactions in the Company’s securities;

•
a description of certain arrangements and understandings between the proposing shareholder and any beneficial owner and any other person in connection with such shareholder nomination; and

•
a statement whether or not either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:
•
certain biographical information concerning the proposed nominee;

•
all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;

•
certain information about any other security holder of the Company who supports the proposed nominee;

•
a description of all relationships between the proposed nominee and the recommending shareholder or any beneficial owner, including any agreements or understandings regarding the nomination; and

•
additional disclosures relating to shareholder nominees for directors, including completed questionnaires and disclosures required by our Articles.

Sustainability and Innovation Committee
Our sustainability and innovation committee met four times during fiscal 2023. Our sustainability and innovation committee consists of Sheila Khama, who serves as the chairperson, Christian Madsbjerg and Amelia Kinahoi Siamomua.
The purpose of the sustainability and innovation committee is to assist the board of directors in discharging its responsibilities relating to oversight of our policies, programs, performance and related risks and opportunities that concern key sustainability and innovation matters, including issues of significance to us and our stakeholders that may affect its business, strategy, operations, performance, or reputation.
The board of directors have adopted a written charter for the sustainability and innovation committee, which is available on the Company’s website at www.metals.co under Investors —  Governance — Corporate Governance Overview — Committee Charters.

Board Leadership Structure
The positions of chairman of the board of directors and chief executive officer of the Company have historically been combined, and Gerard Barron currently holds both positions. We believe this board leadership structure is appropriate because of the efficiencies and institutional history with the positions held by Mr. Barron as the former chief executive officer and chairman of DeepGreen and of the subsequent combined entity following the closing of the Business Combination. Mr. Barron possess the detailed knowledge of our day-to-day operations and this has both informed and supported the decision-making processes of the board of directors as a whole.
We believe we have a strong governance structure in place, including the appointment of a Lead Independent Director (currently Mr. Greig) as well as five (5) other independent directors nominees, which seek to ensure the powers and duties of the dual role are handled responsibly. Furthermore, consistent with Nasdaq listing requirements, the independent directors regularly have the opportunity to meet in executive sessions without Messrs. Barron and Jurvetson and, if elected to the board of directors, Brendan May, in attendance.
Mr. Jurvetson also serves as vice chairman of the board of directors and has a broad range of duties and responsibilities aimed at supporting the chairman of the board of directors and ensuring the effective functioning of our organization.
Role in Risk Oversight
The board of directors have extensive involvement in the oversight of risk management related to the Company and its business and will accomplish this oversight through the regular reporting to the board of directors by the audit committee. The audit committee will represent the board of directors by periodically reviewing the Company’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee will review and discuss all significant areas of our business and summarize for the board of directors all areas of risk (including cybersecurity) and the appropriate mitigating factors. In addition, the board of directors will receive periodic detailed operating performance reviews from management.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines in accordance with the corporate governance rules of Nasdaq that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, meetings of non-management directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of our chief executive officer management succession planning. A copy of our corporate governance guidelines is posted on our website at www.metals.co under Investors — Governance — Corporate Governance Overview — Governance Documents.
Shareholder Communications to our Board of Directors
Generally, shareholders who have questions or concerns should contact our Investor Relations department at investors@metals.co. However, any shareholders who wish to address questions regarding our business directly with our board of directors, or any individual director, should direct his or her questions in writing to the chairperson of our board of directors at 595 Howe Street, 10th Floor, Vancouver, British Columbia, V6C 2T5. Communications will be distributed to our board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our board of directors may be excluded, such as:
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junk mail and mass mailings;

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resumes and other forms of job inquiries;

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surveys; and

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solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.
Hedging Policy
Our insider trading policy explicitly prohibits the engagement of our employees, contracts, directors and officers to engage in short-term or speculative transactions involving our securities, which includes:
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trading in our securities on a short-term basis (any of our common shares purchased in the open market must be held for a minimum of six months and ideally longer);

•
purchasing of financial instruments (including prepaid variable forward contracts, equity swaps, puts, calls, straddles, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our equity securities and entering into other transactions with the same economic effect, including short sales;

•
borrowing or other arrangements involving pledge of securities; and

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selling a security future that establishes a position that increases in value as the value of the underlying equity security decreases.

Clawback Policy
We believe that it is in our best interests and that of our shareholders to create and maintain a culture that emphasizes integrity and accountability and therefore, in compliance with SEC and Nasdaq rules, we adopted a clawback policy which provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. Our clawback policy provides for the mandatory reimbursement or recovery, from current and former officers, of excess incentive-based compensation that was erroneously awarded during the three years preceding the date that we are required to prepare certain accounting restatements of our financial statements.
Executive Officers
The following table sets forth certain information as of April 18, 2024 regarding our executive officers. We have employment agreements with executive officers.
Name	Age	Position
Executive Officers:
Gerard Barron	57	Chief Executive Officer and Chairman of the Board of Directors
Anthony O’Sullivan	57	Chief Development Officer
Erika Ilves	46	Chief Strategy Officer
Craig Shesky	40	Chief Financial Officer
Gerard Barron See Mr. Barron’s biography above.
Anthony O’Sullivan has served as our Chief Development Officer since the Closing of the Business Combination and has served as DeepGreen’s Chief Development Officer since July 25, 2017. Mr. O’Sullivan has over 30 years mining experience with a track record of delivering innovative solutions across multiple continents both in the terrestrial and marine environments. Since January 2020, Mr. O’Sullivan is serving as a non-executive director for SensOre Ltd., a company that performs mineral targeting and was listed on the ASX on February 11, 2022. From February 2017 to December 2019, Mr. O’Sullivan served as the Chief Executive Officer of Sasak Minerals Pty Ltd., a company focused on deploying machine learning and mineral exploration. Since February 2017, Mr. O’Sullivan served as the

Principal and Owner of International Resources, a firm focused on creating value through the discovery and development of mineral resources. From November 2014 until January 2017, he served as Vice President Exploration for Quantum Pacific Exploration, where he engaged in planning, development, and management of the exploration company, including developing corporate strategies, overseeing exploration activities, evaluating existing and potential new assets, establishing an exploration team and identifying a suite of new opportunities. In December 2005, Mr. O’Sullivan began serving as Chief Operating Officer of Nautilus, a position he held until December 2012. While serving as Chief Operating Officer of Nautilus, Mr. O’Sullivan led exploration, engineering and design, project development, permitting and product marketing culminating in the declaration of NI 43-101 compliant resources, grant of the environmental permit and mining lease from the Government of Papua New Guinea, ore sales agreement with one of China’s leading copper producers, Tongling Nonferrous Metals Group, and the completion of project design and commencement of project construction. Mr. O’Sullivan was previously part of the BHP Billiton Global Exploration Leader Team with responsibility for the company’s iron ore, bauxite, coal and non-porphyry base metal exploration portfolios. Mr. O’Sullivan is the named co-inventor on five subsea mining patents. Mr. O’Sullivan earned a M.Sc. in Mineral Exploration from the University of Western Australia and a B.Sc. (Hons) in Geology from the University of Western Australia.
Erika Ilves has served as our Chief Strategy Officer since the Closing of the Business Combination and has served as DeepGreen’s Head of Strategy and Business Development since September 2018. During her time at DeepGreen, Erika has focused on developing alliances with offshore partners, resource companies and EV supply chain, overseeing DeepGreen lifecycle impact studies as well as developing a transparent provenance strategy to enable DeepGreen to establish clean metals as a new purchasing category. From November 2015 until December 2018, Ms. Ilves served as a director and Head of Machine Learning for OffWorld, Inc., an industrial robotics company that she co-founded, where she led a team of machine learning engineers to develop teachable mining robots. From November 2013 until November 2016, Ms. Ilves also served as Chief Strategy Officer for Shackleton Energy, a company she co-founded, where she developed an international public-private consortium to create technologies to extract water ice from the moon in order to fuel deep space missions from low Earth orbit, drastically reducing the costs of such missions. Ms. Ilves’ 15 years of strategy consulting experience started with McKinsey & Company, where she served global and emerging markets financial institutions on strategy, performance and operational transformations; and later founded the Executive Office which advised governments and investors of the Gulf Cooperation Council on transitioning to a green economy. From 2006 to 2007, Ms. Ilves served as Chief Organization Officer of TANDBERG, an OSE-listed videoconferencing technology firm acquired by Cisco Systems Inc. in 2010, where she was responsible for developing leadership and sales capability for the firm’s global sales force and partner network of over 3,000 people. In 1999, Ms. Ilves attended Emory Law School as a research scholarship recipient. Ms. Ilves earned a LL.M. from the Central European University and a LL.B.magna cum laude from the University of Tartu.
Craig Shesky has served as our Chief Financial Officer since the Closing of the Business Combination and has served as DeepGreen’s Head of Financial Markets and Investor Relations since February 2021. Mr. Shesky has over 15 years combined experience in public investing, metals research and investment banking in New York. From August 2008 until July 2020, Mr. Shesky was employed by King Street Capital Management, most recently as senior analyst in charge of recommending investments in the global metals and mining space. Mr. Shesky has analyzed electrification trends, battery chemistries and the resulting impacts on supply and demand for critical base metals, with particular expertise in nickel and copper. He also has significant experience navigating complex, legal-driven investments around the world, as King Street was one of the largest creditors in over a dozen global Lehman Brothers entities. From July 2006 to July 2008, Mr. Shesky served as an analyst on the insurance and asset management investment banking team at Morgan Stanley. Mr. Shesky graduated magna cum laude with a B.S. in Finance from the University of Notre Dame.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Introduction
This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. The number of securities and exercise prices, as applicable, described in this section have been adjusted based on the exchange ratio calculated pursuant to the terms of the Business Combination Agreement to reflect the number of securities and exercise prices following the Business Combination.
We are currently considered a “smaller reporting company” within the meaning of the Securities Exchange Act of 1934, as amended, for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited disclosures regarding executive compensation for our last two completed fiscal years. Further, our reporting obligations extend only to the following “Named Executive Officers” (“NEOs”), which are the individuals who served as principal executive officer and the next two most highly compensated executive officers for the fiscal year ended December 31, 2023. As of December 31, 2023, our NEOs were:
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Gerard Barron, Chief Executive Officer;

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Craig Shesky, Chief Financial Officer; and

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Erika Ilves, Chief Strategy Officer

Our current executive compensation plan has been in place since September 9, 2021 and is the ongoing compensation program post-Business Combination. Our current executive compensation plan includes base salaries, Short-Term Incentive Program (paid in restricted share units for 2023), and a Long-Term Incentive Program (granted in the form of restricted share units grants for 2023).
In 2023, our executive compensation program was designed to provide our NEOs with meaningful incentives and rewards, while effectively balancing the short-term and long-term interests of our shareholders with our ability to attract and retain talented executives. The compensation committee of our board has the primary responsibility for establishing our executive compensation philosophy and determining the specific components and levels of each named executive officer’s compensation. Our executive compensation program is based on four guiding principles. We have created a compensation program that combines short-term and long-term components, cash, equity, fixed and performance-based contingent payments, in the proportions that we believe achieve these four guiding principles:
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enhance shareholder value by aligning the financial interests of our named executive officers with those of our shareholders;

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enable us to attract, motivate and retain the people needed to define and lead our industry;

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integrate compensation closely with the achievement of our business and performance objectives; and

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reward the individual performance that contributes to our short-term and long-term success.

The compensation committee utilized and relied significantly on a competitive market analysis when determining the size, components and mix of our NEOs’ compensation packages.
Our NEOs’ target annual compensation consists of three principal components: (a) base salary, (b) an annual performance Short-Term Incentive Plan (“STIP”) and (c) long-term equity incentive compensation under our Long-Term Incentive Plan (“LTIP”). The base salary component is primarily designed to provide a predictable level of financial stability. The STIP is designed to reward the achievement of annual goals that are aligned with our strategic plan. The base salary and STIP are referred to as the cash component of the compensation plan. The LTIP is the equity compensation component and is primarily designed to incentivize and retain our executives over a multi-year period and to reward the achievement of our long-term financial and strategic objectives.

Elements of Compensation
Our executive compensation program consists of three principal components: base salary, STIP, and the LTIP. The LTIP consists primarily of restricted share units (“RSUs”) that vest over time based on continued employment and, in some cases, the achievement of performance and market goals.
Key Components of Our 2023 Compensation Plans
Compensation Element	Primary Purpose	Performance Period	Details
Cash Compensation
Base Salary	Reward for ongoing work performed, executive tenure and role	Ongoing	Provided in cash each pay period.
Short Term Incentive Plan (STIP)	Reinforce and drive short-term priorities and business results	1 year	Target award based on a percentage of salary.
Recognize and reward corporate and individual performance
Awards may be earned from 0% to 100% of target based on achievement of pre-determined corporate short-term objectives that are aligned with our strategic plan as well as individual performance.
Awards are paid in cash upon the completion of the fiscal year; however, for 2023 and 2022, STIP awards were paid in immediately-vested RSUs to conserve operating cash.

Equity Compensation
Long-term incentives (LTIP)	Reinforce and drive long-term shareholder value Retain executives over a multi-year period Incentivize the achievement by management of multi-year performance goals	3 years	For 2022 and 2023, grants were in the form of RSUs that vest one-third per year over three years.
Equity Compensation
We use long-term equity-based compensation to incentivize and retain our executive officers by linking their awards to the achievement of our long-term strategic goals. We typically award long-term equity-based compensation with restricted share units that vest over time so long as the executive remains employed with the Company.
The compensation committee determines the size of equity award grants after considering the following factors:
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the competitive equity compensation practices for comparable positions identified in the applicable market analysis;

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the executive’s level of responsibility and duties;

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a comparison to grant levels of other executive officers;

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individual named executive officers’ performance;

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our corporate performance;

•
our total equity compensation costs relative to total expenses;

The compensation committee does not take into consideration an executive’s aggregate equity holdings or equity carrying value in determining annual long-term equity incentive awards.
On February 29, 2024, our compensation committee approved the grant of equity awards to our NEOs under the STIP and LTIP for the 2023 performance year. They considered, to the extent applicable, our corporate performance and individual contributions in 2023 as well as in prior years. The compensation committee determined the value of each equity award as time-based RSUs that vest one-third per year over three years based on the potential equity compensation expense and the target award size, as well as the retention and incentive aspects of the award. The total value was also informed by the competitive analysis conducted by FW Cook, an independent compensation consulting firm engaged by our compensation committee to provide competitive market data as well as advice on pay levels and compensation program structure.
The stock awards disclosed in the summary compensation table below represent the RSUs approved by our compensation committee. For 2022 and 2023 performance years, our compensation committee awarded immediately vested RSUs to our NEOs under our STIP to conserve operating cash. 2022 STIP RSUs were granted and valued on March 7, 2023, using a share price of $0.96 and 2023 STIP RSUs were granted and valued on February 29, 2024, using a share price of $1.45. During 2023, our compensation committee awarded RSUs to our NEOs under our LTIP, which were awarded and valued on March 7, 2023, using a share price of $0.96. No LTIP RSUs were issued to our NEOs during 2022, and no stock option awards have been issued to our NEOs since 2021.
Compensation of our Chief Executive Officer and Chairman
Following the end of 2023, we entered into a new employment agreement with Mr. Barron on April 16, 2024 in connection with his services as our Chief Executive Officer. Please see below under “Employment Arrangements — Gerard Barron” and “Proposal No. 4 — Non-Binding Advisory Vote on Compensation of Chief Executive Officer and Chairman” for additional information about the new employment agreement and the compensation payable to Mr. Barron thereunder.
Summary Compensation Table
The following table shows information concerning the annual compensation for services provided to us by our NEOs for the fiscal year ended December 31, 2023 and 2022.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Gerard Barron, Chief Executive Officer	2023	565,000	508,500	1,381,651	150,500	2,605,651
	2022	565,000	367,591	—	—	932,591
Erika Ilves Chief Strategy Officer	2023	433,333	325,000	540,468	109,333	1,408,134
	2022	395,000	256,998	—	—	651,998
Craig Shesky Chief Financial Officer	2023	412,500	309,375	540,468	41,250	1,303,593
	2022	350,000	227,711	—	32,339	610,050

(1)
The executives received their entire 2023 STIP bonus in the form of immediately vested RSUs. The number of STIP RSUs granted was 350,690 units for Gerard Barron, 224,138 units for Erika Ilves, and 213,362 units for Craig Shesky. The STIP RSUs were granted on February 29, 2024, effective as of March 20, 2024, and the number of RSUs issued to each executive was based on the closing price of our common shares on the approval date of $1.45. For the year ended December 31, 2022, we awarded an annual STIP bonus at 75% of target. The executives received their entire 2022 STIP bonus in the form of immediately vested RSUs. The number of STIP RSUs granted for 2022 was 382,907 units for Gerard Barron, 267,696 units for Erika Ilves, and 237,199 units for Craig Shesky. The STIP RSUs were granted on March 7, 2023, and the number of STIP RSUs received by each executive was based on the closing price of our common shares on the grant date of $0.96.
(2)
LTIP stock awards consist of RSUs granted to NEOs for the preceding performance year. Stock awards for the year ended December 31, 2023 and December 31, 2022 were granted on February 29, 2024 and March 7, 2023, respectively. The grant date fair value is computed based on the closing market price on the date of grant in accordance with FASB ASC Topic 718, Compensation — Stock Compensation (“ASC 718”). There were no LTIP awards granted during 2022, as the LTIP awards for the 2021 performance year were granted on November 22, 2021.

(3)
Includes pension benefits contributions we made to our NEOs.

Outstanding Equity Awards at 2023 Fiscal Year-End
The following table sets forth certain information regarding outstanding equity awards held by the NEOs as of December 31, 2023.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)
Gerard Barron	05/16/2019	3,473,586	—	$0.65	06/01/2028	—	—
	03/04/2021	604,458	2,275,334	0.65	06/01/2028	—	—
	11/22/2021	—	—	—	—	260,417	286,459
	03/07/2023	—	—	—	—	1,439,220	1,583,142
	02/29/2024	—	—	—	—	1,276,936	1,404,630
Erika Ilves	09/01/2018	1,099,968	—	$0.65	06/01/2028	—	—
	03/04/2021	262,109	1,011,259	0.65	06/01/2028	—	—
	11/22/2021	—	—	—	—	78,125	85,938
	03/07/2023	—	—	—	—	562,987	619,286
	02/29/2024	—	—	—	—	499,505	549,456
Craig Shesky	03/04/2021	270,167	—	$8.64	06/01/2028	—	—
	03/04/2021		135,084(4)	8.64	06/01/2028	—	—
	03/04/2021	—	252,814	0.65	06/01/2028	—	—
	11/22/2021	—	—	—	—	78,125	85,938
	03/07/2023	—	—	—	—	562,987	619,286
	02/29/2024	—	—	—	—	499,505	549,456

(1)
These stock options vest as follows, subject to continued service through each vesting threshold: (i) 25% if our market capitalization equals or exceeds $3.0 billion; (ii) 35% if our market capitalization equals or exceeds $6.0 billion; (iii) 20% if the International Seabed Authority grants us an exploitation contract; and (iv) 20% upon the commencement of the first commercial production following the grant of the exploitation contract.

(2)
Stock awards consists of RSUs that were granted on November 22, 2021, March 7, 2023 and February 29, 2024 all of which vest one third on each anniversary of the grant date.

(3)
Market value of shares based on the closing market share price at December 31, 2023.

(4)
These stock options vested on February 20, 2024.

Other Compensation and Benefits
We believe that establishing a competitive benefit package consistent with companies with which we compete for employees is an important factor in attracting and retaining talented employees. Thus, we provide our NEOs with employee benefits on the same basis as offered to our full time non-executive employees, including health and dental benefits and a 401(k) plan (or equivalent as determined by employee’s jurisdiction of employment).
Employment Arrangements
We have employment agreements with our NEOs, the material terms of which are described below. In addition, each NEO has agreed to non-competition, non-solicitation and non-interference covenants that apply during the term of employment and for 12 months thereafter, as well as assignment of intellectual property and confidentiality obligations, each as set forth in his or her respective employment agreement.
Mr. Barron began his current position as our Chief Executive Officer in January 2018 with DeepGreen. Ms. Ilves began her current position as our Chief Strategy Officer in September 2021 and held previous positions with DeepGreen before the closing of the Business Combination. Mr. Shesky began his current position as our Chief Financial Officer in May 2021 with DeepGreen.
Gerard Barron
2018 Barron Employment Agreement
DeepGreen entered into an employment agreement with Mr. Barron, who accepted and commenced his role as DeepGreen’s Chief Executive Officer on the agreement effective date, January 1, 2018 (the “2018 Barron Employment Agreement”). Under the 2018 Barron Employment Agreement, Mr. Barron’s initial annual base salary was $450,000, which DeepGreen agreed to review on a year-to-year basis, in accordance with DeepGreen’s payroll practices. Mr. Barron annual base salary for 2023 was $565,000. In addition, DeepGreen issued Mr. Barron 187,500 common shares, upon the execution of the 2018 Barron Employment Agreement, to be paid in lieu of cash for services provided by Mr. Barron from July 2017 through November 2017. Mr. Barron is eligible to participate in our benefit plans and to be considered for an annual performance incentive bonus, to be granted at the discretion of the board of directors on a year-to-year basis (the “Employment Bonus”). Under the 2018 Barron Employment Agreement, if Mr. Barron is deemed eligible to receive an Employment Bonus for a particular year, then the terms of such Employment Bonus shall be provided under a separate agreement and paid as soon as practicable after the first quarter of the first financial year following the year that Mr. Barron earns such bonus.
Pursuant to the 2018 Barron Employment Agreement, Mr. Barron also received an option grant for 3,473,586 shares of common shares, at an exercise price of $0.65 per share, subject to the terms and conditions set forth in a stock option agreement between the parties, dated July 23, 2018 (the “Barron Stock Option Agreement”). Under the Barron Stock Option Agreement, the parties agreed that (i) 2,894,655 options would be issued as part of DeepGreen’s Long-Term Incentive Plan, with (x) 60% of such shares vesting in equal 20% installments on each of January 1, 2019, January 1, 2020 and January 1, 2021, and (y) 20% of such shares vesting upon the DeepGreen raising $20,000,000 in cash following the date of grant and (z) 20% of such shares vesting upon DeepGreen raising a total of $40,000,000 in cash following the date of grant, provided that Mr. Barron remained an employee of DeepGreen on such dates, and (ii) 578,931 options would be issued as part of Mr. Barron’s board of directors remuneration, with 50% of such shares vesting as of the grant date and 50% of such shares vesting as of January 1, 2019. This option is currently fully vested and exercisable for 3,473,586 common shares. Any vested options under the Barron Stock Option Agreement are set to expire on June 1, 2028. All stock options granted to Mr. Barron are governed by the terms of the DeepGreen Plan (as defined below), as well as the Barron Stock Option Agreement. The 2018 Barron Employment Agreement provided that in the event that Mr. Barron’s employment with DeepGreen is terminated without cause, Mr. Barron would have received a payment equal to either (i) 3 months of his then annual base salary, or (ii) in the event that DeepGreen had raised (y) $20,000,000 in equity as of January 1, 2018 and (z) DeepGreen has greater than $10,000,000 cash-on-hand as of the date of such termination, then Mr. Barron would have received an amount equal to 12 months of his base salary as a salary continuance in accordance with the Barron Employment Agreement and DeepGreen’s standard monthly payroll practices (the “2018 Barron Severance Benefits”). The 2018 Barron Employment Agreement provided that in the event that, following a change of control of DeepGreen, Mr. Barron is terminated without “cause” or resigns as a result of a “triggering event,” Mr. Baron would also have been eligible to receive the 2018 Barron Severance Benefits.
2024 Barron Employment Agreement
On April 16, 2024, we entered into a new employment agreement with Mr. Barron (the “2024 Barron Employment Agreement”) that replaced and superseded the 2018 Barron Employment Agreement. Under the 2024 Barron Employment Agreement, Mr. Barron’s annual base salary will be $750,000, and will be reviewed annually by our board of directors. Under the 2024 Barron Employment Agreement, Mr. Barron will also be eligible for an annual cash bonus, based on achievement of individual performance objectives and achievement of certain company financial results as established by our board of directors, with the target amount of his annual bonus set at 75% of his base salary, payable at the discretion of the board of directors. In addition, in connection with entering into the 2024 Barron Employment Agreement, we granted Mr. Barron a one-time signing bonus award of performance-based restricted stock units (the “Signing RSUs”) with respect to 20,000,000 of our common shares. The Signing RSUs will vest upon our common shares achieving the following closing prices per share, based on the trailing 30-day average price (the “Closing Price”), on or prior to April 16, 2029, subject to Mr. Barron’s continued service with us on the applicable vesting date: one-third of the Signing RSUs vest on achievement of a Closing Price of $7.50; one-third of the Signing RSUs vest on achievement of a Closing Price of $10.00; and one-third of the Signing RSUs vest on achievement of a Closing Price of $12.50 (each subject to equitable adjustment for any stock splits, combinations, reclassifications, stock dividends and the like). Pursuant to the 2024 Barron Employment Agreement, Mr. Barron has agreed not to sell any of the common shares issuable upon vesting of the Signing RSUs until after the fifth anniversary of entering into the 2024 Barron Employment Agreement. In addition, under the 2024 Barron Employment Agreement, Mr. Barron is eligible to participate in the company’s benefit plans (and to receive reimbursement for certain health and medical expenses prior to the adoption of an applicable company plan). In addition, we will provide Mr. Barron with an additional amount equal to 10% of his base salary per year to be contributed to Mr. Barron’s retirement plan (the “Retirement Benefit”). Mr. Barron is also eligible to be considered for annual equity awards under our LTIP. The 2024 Barron Employment Agreement has an initial term of one year and automatically renews for additional one-year terms unless employment is terminated by us or by Mr. Barron.
In the event that Mr. Barron’s employment is terminated without Cause (as defined in the 2024 Barron Employment Agreement) or if Mr. Barron resigns for Good Reason (as defined in the 2024 Barron Employment Agreement), or in the event that the 2024 Barron Employment Agreement is not renewed by us at the end of any one-year term, Mr. Barron will receive: 18 months of base salary (including the pro rata portion of his Retirement Benefit); 18 months of additional vesting on outstanding equity awards (excluding the Signing RSUs); and a pro-rata bonus for the year of termination. In the event that, following a Change of Control (as defined in the 2024 Barron Employment Agreement), Mr. Barron is terminated without Cause or resigns for Good Reason or in the event that the 2024 Barron Employment Agreement is not renewed by us at the end of any one-year term, in each case, within 24 months following the Change of Control, Mr. Barron will be eligible to receive: 24 months of base salary, two times his then target annual bonus and the full vesting of outstanding equity awards (including the Signing RSUs).
The foregoing is a summary of the 2014 Barron Employment Agreement. This summary is qualified in its entirety by reference to the text of the 2014 Barron Employment Agreement, a copy of which is attached as Appendix A to this proxy statement and is available for inspection by the shareholders prior to the Annual Meeting at the Company’s records office during statutory business hours.
Erika Ilves
In November 2022, our subsidiary DeepGreen Metals UAE entered into an amended and restated employment agreement with Erika Ilves in connection with her continued role as our Chief Strategy Officer with an effective date of May 9, 2022 (the “Ilves Employment Agreement”). Under the Ilves Employment Agreement, Ms. Ilves receives an annual base salary of $395,000, which is comprised of a basic salary of $350,000, a housing allowance of $25,000, and a transportation allowance of $20,000, which is reviewed annually by the board of directors. Ms. Ilves is also eligible to participate in our LTIP, subject to the combination of her achieving certain individual performance objectives, and achievement of certain company-based financial results. Ms. Ilves is eligible to participate in our benefit plans and to be considered for an annual performance incentive bonus targeted under our STIP at 50% of her annual base salary, to be granted at the discretion of the board of directors on a year-to-year basis (the “Employment Bonus”). The Ilves Employment Agreement has an indefinite term.
In general, during her employment and for a period of six months thereafter, Ms. Ilves is prohibited from (a) competing with us within the Clarion Clipperton Zone; (b) soliciting our customers for a competing business; and (c) soliciting our employees for a competing business.

In the event that Ms. Ilves’ employment is terminated without “Cause” as defined in the Ilves Employment Agreement or if Ms. Ilves resigns for “Good Reason” as defined in the Ilves Employment Agreement, Ms. Ilves will receive (a) a payment equal to 6 months of her then annual base salary plus a pro-rata portion of the Employment Bonus; (b) subject to the approval of the board of directors, an extension of the expiry up to 12 months from the termination date of options that vest based on the achievement of certain company-based milestones; (c) if applicable, an end of service gratuity in accordance with local law; and (d) continued payment of the premiums required to maintain Ms. Ilves’ participation in the benefits plans in which she participates for the minimum period required by applicable law.
In the event that Ms. Ilves’ employment is terminated without “Cause” or if Ms. Ilves resigns for “Good Reason” following the resignation, termination, or replacement of our Chief Executive Officer, Ms. Ilves will receive (a) a payment equal to 9 months of her then base salary in lieu of notice plus 1 month’s pay in lieu of notice for each completed year of service following the start date to a maximum of 18 months; (b) allowance for the immediate vesting of all unvested restricted stock units that would have vested during the 12 month period following the termination date; (c) subject to the approval of the board of directors, extension of the expiry up to 12 months from the termination date of options that vest based on the achievement of certain company-based milestones; (d) pro-rata payment of the Employment Bonus; and (e) continued payment of the premiums required to maintain Ms. Ilves’ participation in the benefits plans in which she participates for the minimum period required by applicable law.
In the event that, within 24 months following a “Change of Control” as defined in the Ilves Employment Agreement, Ms. Ilves’ employment is terminated without “Cause” or if Ms. Ilves resigns for “Good Reason”, Ms. Ilves will receive (a) a payment equal to 12 months of her then annual base salary; (b) 1.5 times the Employment Bonus paid for the previous year; and (c) immediate vesting of all unvested equity awards, subject to Ms. Ilves agreeing that the non-competition period described above be extended to 12 months from the date of termination.
Craig Shesky
On May 6, 2022, our subsidiary, DeepGreen Resources, LLC, entered into an amended and restated employment agreement with Mr. Shesky in connection with his continued role as our Chief Financial Officer, a role he started in May 2021 with DeepGreen (the “Shesky Employment Agreement”). Under the Shesky Employment Agreement, Mr. Shesky receives an annual base salary of $500,000, which will be reviewed annually by our Chief Executive Officer. Mr. Shesky is also entitled to a Signing payment in the amount of $91,667 under the Shesky Employment Agreement. In addition, Mr. Shesky is eligible to participate in our LTIP, subject to the combination of his achieving certain individual performance objectives, and achievement of certain company-based financial results. Mr. Shesky is eligible to participate in our benefit plans and to be considered for an annual performance incentive bonus targeted at 50% of his annual base salary, to be granted at the discretion of the board of directors on a year-to-year basis (the “Shesky Employment Bonus”). The Shesky Employment Agreement has an indefinite term.
In general, during his employment and for a period of six months thereafter, Mr. Shesky is prohibited from (a) competing with us within North America; (b) soliciting our customers for a competing business; and (c) soliciting our employees for a competing business.
In the event that Mr. Shesky’s employment is terminated without “Cause” as defined in the Shesky Employment Agreement or if Mr. Shesky resigns for “Good Reason” as defined in the Shesky Employment Agreement, Mr. Shesky will receive (a) a payment equal to 6 months of his then annual base salary plus a pro-rata portion of the Shesky Employment Bonus; (b) subject to the approval of the board of directors, an extension of the expiry up to 12 months from the termination date of options that vest based on the achievement of certain company-based milestones; and (c) continued payment of the premiums required to maintain Mr. Shesky’s participation in the benefits plans in which he participates for the minimum period required by applicable law.
In the event that Mr. Shesky’s employment is terminated without “Cause” or if Mr. Shesky resigns for “Good Reason” following the resignation, termination, or replacement of our Chief Executive Officer,

Mr. Shesky will receive (a) a payment equal to 9 months of his then base salary in lieu of notice plus 1 month’s pay in lieu of notice for each completed year of service following the start date to a maximum of 18 months; (b) allowance for the immediate vesting of all unvested restricted stock units that would have vested during the 12 month period following the termination date; (c) subject to the approval of the board of directors, extension of the expiry up to 12 months from the termination date of options that vest based on the achievement of certain company-based milestones; (d) pro-rata payment of the Shesky Employment Bonus; and (e) continued payment of the premiums required to maintain Mr. Shesky’s participation in the benefits plans in which he participates for the minimum period required by applicable law.
In the event that, within 24 months following a “Change of Control” as defined in the Shesky Employment Agreement, Mr. Shesky’s employment is terminated without “Cause” or if Mr. Shesky resigns for “Good Reason”, Mr. Shesky will receive (a) a payment equal to 12 months of his then annual base salary; (b) 1.5 times the Shesky Employment Bonus paid for the previous year; and (c) immediate vesting of all unvested equity awards, subject to Mr. Shesky agreeing that the non-competition period described above be extended to 12 months from the date of termination.
Employee Benefits
Our NEOs participate in employee benefit programs available to our employees generally.
Stock Option Plans and Stock Option Awards
DeepGreen Plan
As a consequence of the Business Combination, we adopted and assumed the DeepGreen Metals Inc. Stock Option Plan, as amended (the “DeepGreen Plan”), and each option to purchase DeepGreen common shares, whether vested or unvested, that was outstanding immediately prior to the time the arrangement pursuant to the court-approved plan of arrangement became effective (the “Effective Time”) was assumed by us and became an option (vested or unvested, as applicable) to purchase a number of our common shares equal to the number of DeepGreen common shares subject to such option immediately prior to the Effective Time multiplied by the Per Share Consideration, rounded down to the nearest whole number of shares, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by the Per Share Consideration, rounded up to the nearest whole cent. No further awards will be granted out of the DeepGreen Plan.
The DeepGreen Board adopted, and DeepGreen’s shareholders approved, the DeepGreen Plan on September 17, 2013. The DeepGreen Plan has been periodically amended, most notably: on July 23, 2018, in order to increase the number of shares of DeepGreen common shares available for issuance pursuant to the DeepGreen Plan to a maximum of 20% of the issued and outstanding common shares, and on May 16, 2019 in order to clarify the application with respect to certain provisions of employee scheme legislation in Australia. The DeepGreen Plan permits the grant of options of DeepGreen’s common shares, as defined by the DeepGreen Plan (the “Options”). Options may be granted only to (i) a bona fide director, senior officer, employee of DeepGreen, (ii) a company that is wholly-owned by any of the foregoing, or (iii) a consultant of DeepGreen. The board of directors, in its sole discretion, may accelerate the vesting of any unexercised options in accordance with the change of control provisions set forth in the DeepGreen Plan.
The board of directors is authorized to administer the DeepGreen Plan. In addition, consistent with the terms of the DeepGreen Plan, the board of directors may determine the number of shares issuable for the exercise of each Option, the Option Price, as defined by the DeepGreen Plan, and the times when any such Options will be granted, exercisable and expire under the DeepGreen Plan. No further awards will be granted pursuant to the DeepGreen Plan.
Upon any time when an Option granted under the DeepGreen Plan remains unexercised with respect to any common shares and a transaction is proposed that the majority of the board of directors determines is reasonably likely to be considered a Change of Control Event, as defined by the DeepGreen Plan (a “Change of Control Event”), then the board of directors, in its sole discretion, may require that:

(i) DeepGreen accelerate the vesting of the Option and the time for the fulfilment of any conditions or restrictions on such vesting; (ii) the Option granted under the DeepGreen Plan be exercised (whether or not such Option has vested at any time up to and including (but not after)) the effective time of the Change of Control Event, and any Options not exercised by the effective time of the Change of Control Event will be deemed to have expired; (iii) the Option granted under the DeepGreen Plan, if acceptable by the holder, be cancelled by DeepGreen for a cash payment equal to the difference between (y) the closing price of such shares on a trading day that is a determined number of days prior to the effective time of the Change of Control Event and (z) the price of the Option; or (iv) the Option granted under the DeepGreen Plan be exchanged for an Option to acquire the number of securities as are distributed to the securityholders of DeepGreen equal to (y) the exchange ratio of the shares multiplied by (z) the number of shares subject to such Option immediately prior to the effective time of the Change of Control Event, provided that any such replacement Option survives for a period of not less than one year from the effective time of the Change of Control Event, regardless of the continuing directorship, officership or employment of the holder.
The board of directors may amend, suspend, or terminate the DeepGreen Plan at any time. The board of directors Board must obtain shareholder approval of any plan amendment to the extent required by the DeepGreen Plan.
TMC 2021 Incentive Equity Plan
Eligibility
The TMC the metals company Inc. 2021 Incentive Equity Plan (the “TMC Incentive Equity Plan”) allows for grants, under the direction of the board of directors or compensation committee, as the plan administrator, of stock options, stock appreciation rights, restricted stock awards, stock awards, restricted share units and other stock or equity-related cash-based awards to employees, consultants and non-employee directors who, in the opinion of the plan administrator, are in a position to make a significant contribution to our long-term success. All of our employees, non-employee directors and consultants and our affiliates will be eligible to participate in the TMC Incentive Equity Plan.
Shares Available for Issuance
The TMC Incentive Equity Plan provides for the issuance of up to an aggregate of 56,634,518 common shares, which number includes 12,262,348 shares added to the plan in January 2024 pursuant to the plan’s evergreen provision, provided that 2,243,853 of the common shares available under the Plan will only be available to our non-employee directors. As of April 3, 2024, there were 15,979,153 common shares underlying restricted stock units outstanding and no common shares underlying options, and 41,263,245 common shares remained available for future issuance under this plan. Notwithstanding the foregoing, the number of future shares that may be issued will increase automatically on the first day of each fiscal year during the period beginning with fiscal year 2022 and ending on the tenth anniversary of the closing of the Business Combination, equal to the lesser of (a) 4% of the number of outstanding Common Shares on such date, and (b) an amount determined by the plan administrator.
Generally, common shares reserved for awards under the TMC Incentive Equity Plan that lapse or are forfeited or cancelled will be added back to the share reserve available for future awards. However, shares delivered to or withheld to pay withholding taxes or any applicable exercise price will not be available for issuance under the TMC Incentive Equity Plan. In addition, any shares repurchased on the open market using exercise price proceeds will not be available for issuance under the TMC Incentive Equity Plan.
The aggregate grant date fair value of shares granted to any non-employee director under the TMC Incentive Equity Plan and any other cash compensation paid to any non-employee director for director services in any calendar year may not exceed $500,000; increased to $750,000 in the year in which such non-employee director initially joins the board of directors. These $500,000 and $750,000 limitations are determined without regard to amounts paid to a non-employee director during any period in which such individual was an employee or consultant (other than grants of awards paid for service in their capacity as a non-employee director), and any severance and other payments, such as consulting fees, paid to a non-employee director for such director’s prior or current service to us or an affiliate of ours other than serving as a director, shall not be taken into account in applying such limitations.
Stock Options
The terms and conditions of our ability to grant stock options are governed by the TMC Incentive Equity Plan. Notably, we have established a sub-plan to the TMC Incentive Equity Plan (the “U.S. Sub-Plan”) for the purpose of granting stock options to employees who are residents of the United States or who are or may become subject to U.S. tax. Stock options granted under the U.S. Sub-Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the U.S. Internal Revenue Code of 1986, as amended, or non-qualified stock options. Incentive stock options may be granted to employees of TMC and its affiliates, and the aggregate fair market value of a common share determined at the time of grant with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. Non-qualified options may be granted to our employees, non-employee directors and consultants and our affiliates. If an incentive stock option is granted to an individual who owns 10% or less of the combined voting power of all classes of our stock or our affiliate, the exercise price of the stock option may not be less than 100% of the fair market value of the common shares on the date of grant, and the term of the stock option may not be longer than ten years. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our stock of or our affiliate, the exercise price of the stock option may not be less than 110% of the fair market value of the common shares on the date of grant, and the term of the stock option may not be longer than five years.
Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for one (1) year after termination of service on account of death or total and permanent disability but will not be exercisable if the termination of service was due to cause.
Restricted Stock
Restricted stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain time or performance-based vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited. During the restricted period, the holder of restricted stock has the rights and privileges of a regular shareholder, except that generally dividend equivalents may accrue but will not be paid during the restricted period, and the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote the restricted shares, but he or she may not sell the shares until the restrictions are lifted.
Restricted Share Units
Restricted share units vest in accordance with terms and conditions established by the plan administrator and when the applicable restrictions lapse, the grantee will be entitled to receive a payout in cash, shares or a combination thereof based on the number of restricted share units as specified in the award agreement. Dividend equivalents may accrue but will not be paid prior to and only to the extent that, the restricted stock unit award vests. The holder of restricted share units does not have the rights and privileges of a regular shareholder, including the ability to vote the restricted share units.
Other Share-Based Awards and Performance-Based Awards
The TMC Incentive Equity Plan also authorizes the grant of other types of share-based compensation including, but not limited to share appreciation rights and unrestricted share awards. The plan administrator may award such share-based awards subject to such conditions and restrictions as it may determine. We may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards also include performance-based restricted shares and restricted share units.

Any dividends or dividend equivalents payable or credited to a participant with respect to any unvested performance-based award will be subject to the same performance goals as the shares or units underlying the performance-based award.
Plan Administration
In accordance with the terms of the TMC Incentive Equity Plan, the board of directors may administer the TMC Incentive Equity Plan or authorize the compensation committee to administer the TMC Incentive Equity Plan. The compensation committee may delegate part of its authority and powers under the TMC Incentive Equity Plan to one or more of our directors and/or officers, but only the compensation committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934, as amended. In accordance with the provisions of the TMC Incentive Equity Plan, the plan administrator determines the terms of awards, including, which employees, directors and consultants will be granted awards, the number of shares subject to each award, the vesting provisions of each award, the termination or cancellation provisions applicable to awards, and all other terms and conditions upon which each award may be granted in accordance with the TMC Incentive Equity Plan.
In addition, the plan administrator may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is not prohibited by the TMC Incentive Equity Plan and does not require shareholder approval under the rules of Nasdaq, and (ii) any such amendment will be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant unless such amendment is required by applicable law or necessary to preserve the economic value of such award.
Stock Dividends and Stock Splits
If the common shares are subdivided or combined into a greater or smaller number of shares or if we issue any common shares as a stock dividend, the number of common shares deliverable upon exercise of an option issued or upon issuance of an award will be appropriately increased or decreased proportionately, and appropriate adjustments will be made in the exercise price per share of stock options or purchase price, if any, and performance goals applicable to performance-based awards, if any, to reflect such subdivision, combination or stock dividend.
Corporate Transactions
Upon a merger or other reorganization event, the plan administrator or the board of directors of any entity assuming our obligations may take any one or more of the following actions pursuant to the TMC Incentive Equity Plan, as to some or all outstanding options and awards:
•
provide that all outstanding options will be assumed or substituted by the successor corporation;

•
upon written notice to a participant, provide that the participant’s unexercised options must be exercised within a specified number of days of the date of such notice, at the end of which period such unexercised options will terminate;

•
in the event of a merger pursuant to which holders of common shares will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to option holder participants equal to the difference between the merger price times the number of common shares subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•
with respect to other stock awards, provide that outstanding awards will be assumed or substituted by the successor corporation;

•
with respect to stock awards, and in lieu of any of the foregoing, provide that, upon consummation of the transaction, each outstanding stock award will be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of common shares comprising such award (to the extent such stock grant or award is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the board of directors or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction); and
•
upon consummation of a Corporate Transaction, to the extent not assumed or substituted by the successor or cashed out, the outstanding awards will terminate.

Amendment and Termination
The TMC Incentive Equity Plan may be amended by our shareholders. It may also be amended by the board of directors or the compensation committee, provided that any amendment which is of a scope that requires shareholder approval as required by (i) the rules of Nasdaq or (ii) for any other reason, is subject to obtaining such shareholder approval. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent unless such amendment is required by applicable law or necessary to preserve the economic value of such award.
Duration of Plan
The TMC Incentive Equity Plan will expire by its terms in April 2031.
Director Compensation
On September 9, 2021, we adopted a non-employee director compensation policy. Pursuant to the policy, the annual cash retainer for non-employee directors is $90,000. Annual cash retainers for committee membership are as follows:
Position	Retainer
Lead independent director	$30,000
Audit committee chairperson	$22,500
Audit committee member	$7,500
Compensation committee chairperson	$15,000
Compensation committee member	$5,000
Nominating and corporate governance committee chairperson	$15,000
Nominating and corporate governance committee member	$5,000
Sustainability and innovation committee chairperson	$15,000
Sustainability and innovation committee member	$5,000
These fees are payable in arrears in quarterly installments as soon as practicable following the last business day of each fiscal quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on the board of directors, on such committee or in such position. Non-employee directors are also reimbursed for reasonable out-of-pocket business expenses incurred in connection with attending meetings of the board of directors and any committee of the board of directors on which they serve and in connection with other business related to the board of directors. Directors may also be reimbursed for reasonable out-of-pocket business expenses in accordance with our travel and other expense policies, as may be in effect from time to time.
Initial Grant — In addition, we grant to new non-employee directors upon their initial election to the board of directors a number of restricted share units (“RSUs”) (each RSU relating to one share of common shares), having an aggregate fair market value equal to $100,000, determined by dividing (A) $100,000 by (B) the closing price of the common shares on Nasdaq on the date of the grant (rounded down to the nearest whole share), on the first business day after the date that the non-employee director is first appointed or elected to the board of directors. Each of these grants shall vest in equal annual installments over three years from the date of the grant, subject to the non-employee director’s continued service as a director on the applicable vesting dates.
Annual Grant — We also grant each non-employee director annually a number of RSUs (each RSU relating to one common share), having an aggregate fair market value equal to $100,000, determined by dividing (A) $100,000 by (B) the closing price of the common shares on the Nasdaq on the date of the grant (rounded down to the nearest whole share), each year on the first business day after our annual meeting of shareholders (the “Annual Grant”); provided, however, that if there has been no annual meeting of shareholders held by the first business day of the third fiscal quarter, we make the Annual Grant to each non-employee director on the first business day of the third fiscal quarter of such year.
Pursuant to the terms of his consulting agreement, Mr. Jurvetson waived his right to any compensation he may have been entitled to for serving on the board of directors, including under our non-employee director compensation policy.
The table below summarizes the compensation of each person serving as a non-employee director of TMC for the fiscal year ended December 31, 2023. Gerard Barron, our Chief Executive Officer, did not receive any additional compensation for his service as a director of TMC in 2023. The compensation of Mr. Barron as a NEO is set forth above under “Summary Compensation Table.”
Name	Fees Earned ($)	Stock Awards ($)(1)	Total ($)
Andrew Hall	$97,500	$100,000	$197,500
Sheila Khama	$117,500	$100,000	$217,500
Andrei Karkar	$110,000	$100,000	$210,000
Amelia Kinahoi Siamomua	$95,000	$100,000	$195,000
Christian Madsbjerg	$110,000	$100,000	$210,000
Kathleen McAllister	$112,500	$100,000	$212,500
Andrew Greig	$125,000	$100,000	$225,000

(1)
The Annual Grant consists of 144,907 RSUs granted during the year ended December 31, 2023. The grant date fair value is computed based on the closing market price on the date of grant in accordance with ASC 718.

The following lists all outstanding equity awards held by our non-employee directors as of December 31, 2023:
Name	Aggregate Number of Shares Underlying Outstanding Options(1)	Number of Shares or Units of Stock That Have Not Vested(2)
Andrew Hall		147,584
Sheila Khama		147,584
Andrei Karkar	769,020	147,584
Amelia Kinahoi Siamomua		147,584
Christian Madsbjerg	716,916	147,584
Kathleen McAllister		187,918
Andrew Greig	716,916	208,399

(1)
Consists of STIP options granted under the DeepGreen Plan which are fully vested, and have an exercise price ranging from $0.52 to $2.60 and expiration date between February 17, 2026 to June 30, 2028 and LTIP options granted under the DeepGreen Plan which vest as follows, subject to continued service through each vesting threshold: (i) 25% if our market capitalization equals or exceeds $3.0 billion; (ii) 35% if our market capitalization equals or exceeds $6.0 billion; (iii) 20% if the International Seabed Authority grants us an exploitation contract; and (iv) 20% upon the commencement of the first commercial production following the grant of the exploitation contract. LTIP options have an exercise period of $0.65 and expiration date of June 1, 2028.

(2)
Consists of RSUs for Initial Grants, which vests in thirds on each anniversary of the grant date, and RSUs for Annual Grants which vest on the date of TMC’s annual general meeting following the grant date.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2023.
	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	37,343,042(1)	$1.11(2)	52,294,615(3)
Equity compensation plans not approved by security holders	—	—	—
Total	37,343,042	$1.11	52,294,615

(1)
Consists of (i) 24,858,162 shares to be issued upon exercise of outstanding options under the DeepGreen Plan and (ii) 12,484,880 shares to be issued upon settlement of outstanding RSUs under the TMC Incentive Equity Plan.

(2)
Consists of the weighted-average exercise price of the 24,858,162 options outstanding on December 31, 2023.

(3)
Consists of 44,372,170 shares under the TMC Incentive Equity Plan and 7,922,445 shares under the TMC 2021 Employee Stock Purchase Plan that remained available for future issuance as of December 31, 2023. No shares remained available for future issuance under the DeepGreen Plan as of December 31, 2023.

The TMC Incentive Equity Plan has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the TMC Incentive Equity Plan to be added on the first day of each fiscal year, beginning in fiscal year 2022 and ending on the tenth anniversary of the closing of the Business Combination. The evergreen provides for an automatic increase in the number of shares available for issuance equal to the lesser of (i) 4% of the number of outstanding common shares on such date and (ii) an amount determined by the plan administrator.
The TMC 2021 Employee Stock Purchase Plan has an annual increase provision that allows for an annual increase in the number of shares available for issuance under the TMC 2021 Employee Share Purchase Plan to be added on the first day of each fiscal year, beginning in fiscal year 2022. The annual increase provision provides for an automatic increase in the number of shares available for issuance equal to the lesser of (i) 1% of the number of outstanding common shares on such date and (ii) an amount determined by the Board of directors.

REPORT OF AUDIT COMMITTEE
The audit committee of our board of directors, which consists entirely of directors who meet the independence and experience requirements of Nasdaq, has furnished the following report:
The audit committee assists our board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by our board of directors, which is available on our website at www.metals.co. This committee reviews and reassesses our Articles annually and recommends any changes to our board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2023, the audit committee took the following actions:
•
Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management and Ernst & Young LLP, our independent registered public accounting firm;

•
Discussed with Ernst & Young LLP the matters required to be discussed in accordance with Auditing Standard No. 1301 — Communications with Audit committees; and

•
Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee and the audit committee further discussed with Ernst & Young LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
Members of the TMC the metals company Inc. audit committee
Kathleen McAllister, Chairperson
Andrew Hall
Sheila Khama

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
In addition to the director and executive officer compensation arrangements discussed above in “Executive Officer and Director Compensation,” since January 1, 2022, we have engaged in the following transactions in which the amount involved exceeded $120,000 and in which any director, executive officer or holder of more than 5% of our voting securities, whom we refer to as our principal shareholders, or affiliates or immediate family members of our directors, executive officers and principal shareholders, had or will have a material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.
2022 PIPE Financing
In the private placement of common shares entered into on August 12, 2022, Gerard Barron, our Chief Executive Officer and Chairman, ERAS Capital LLC, the family fund of the Company’s director, Andrei Karkar, and Allseas purchased $100,000, $5 million and $5 million of our common shares, respectively.
2023 Registered Direct Offering
On August 14, 2023, we entered into a securities purchase agreement with certain investors, pursuant to which we agreed to sell and issue, in a registered direct offering (the “Registered Direct Offering”) 12,461,540 of our common shares and issue Class A warrants to purchase 6,230,770 common shares for expected gross proceeds to us of $24.9 million and expected net proceeds to us of $23.6 million, after deducting underwriting discounts and commissions and other offering expenses payable by us. The common share and the accompanying Class A warrant to purchase 0.5 of a common share were sold at a price of $2.00 per unit. The exercise price of the Class A warrants is $3.00, subject to adjustment as provided in the warrant agreement. The Registered Direct Offering initially closed in August 2023, with the final receipt of gross proceeds received in January 2024.
ERAS Capital LLC agreed to purchase 5,000,000 common shares and accompanying Class A warrants to purchase 2,500,000 of our common shares for a total purchase price of $10 million. In addition, Allseas agreed to purchase 3,500,000 of our common shares and accompanying Class A warrants to purchase 1,750,000 common shares for a total purchase price of $7 million. Gerard Barron, Craig Shesky, and other members of the Company’s board of directors also agreed to purchase securities in the Registered Offering.
Credit Facility with ERAS Capital LLC and Gerard Barron
On March 22, 2024, we entered into an Unsecured Credit Facility (the “2024 Credit Facility”) with Gerard Barron, our Chief Executive Officer and Chairman, and ERAS Capital LLC, the family fund of our director, Andrei Karkar (collectively, the “2024 Lenders”), pursuant to which, we may borrow from the 2024 Lenders up to $20,000,000 in the aggregate ($10,000,000 from each of the 2024 Lenders), from time to time, subject to certain conditions. All amounts drawn under the 2024 Credit Facility will bear interest at the 6-month Secured Overnight Funding Rate (SOFR), 180-day average plus 4.0% per annum payable in cash semi-annually (or plus 5% if paid-in-kind at maturity, at our election) on the first business day of each of June and January. We will pay an underutilization fee equal to 4.0% per annum payable semi-annually for any amounts that remain undrawn under the 2024 Credit Facility. We have the right to pre-pay the entire amount outstanding under the 2024 Credit Facility at any time, before the 2024 Credit Facility’s maturity of September 22, 2025. The 2024 Credit Facility also contains customary events of default. The 2024 Credit Facility will terminate automatically if we or any of our subsidiaries raise at least USD $50,000,000 in the aggregate (i) through the issuance of any of our or our subsidiaries’ debt or equity securities, or (ii) in prepayments under an off-take agreement or similar commercial agreement.
Gregory Stone Consulting Agreement
Gregory Stone, our Chief Ocean Scientist, regularly provides consulting services to us through Ocean Renaissance LLC (“Ocean Renaissance”), where he is a principal. Consulting services during each of the years ended December 31, 2023 and 2022 totaled $331,000 and $375,000, respectively. Mr. Stone is no longer an executive officer.
Stephen Jurvetson Consulting Agreement
On April 9, 2024, we entered into a consulting agreement with Mr. Jurvetson. The consulting agreement provides, among other things, that Mr. Jurvetson will serve as a special advisor to our Chief Executive Officer for a term of five years. As the sole compensation for his advisory services, Mr. Jurvetson was granted a stock option to purchase 3,440,000 common shares, with an exercise price equal of $1.71, the fair market value of the common shares on the date of grant under the TMC Incentive Equity Plan, which shall vest in three equal annual installments on the first, second and third anniversary of the date of grant of the option provided that Mr. Jurvetson is still providing services to us at such time, and has a seven year term. Pursuant to the terms of the consulting agreement, Mr. Jurvetson waived his right to any compensation he may have been entitled to for serving on the board of directors, including under our non-employee director compensation policy.
Robertsbridge and Brendan May Consulting Agreements
On March 7, 2023, we entered into a consulting agreement with Robertsbridge Consultants Ltd, a consulting firm founded by Mr. May of which he is a director, which is owned by Stonehaven, of which Mr. May is Deputy Chairman, under which Robertsbridge provides environmental consulting services to us. Consulting services during the year ended December 31, 2023 totaled $304,065. We are in discussions with Robertsbridge to expand the scope of the consulting agreement.
In addition, on February 26, 2024, we entered into a consulting agreement with Mr. May for certain consulting services which terminates at the Annual Meeting. Under this consulting agreement, we pay consulting fees to Mr. May of $8,750 per month and granted Mr. May RSUs for 17,241 common shares that vest on March 1, 2025.
Allseas
On March 29, 2019, we entered into a strategic alliance with Allseas to develop a system to collect, lift and transport nodules from the seafloor to shore and agreed to enter into a nodule collection and shipping agreement whereby Allseas would provide commercial services for the collection of the first 200 million metric tonnes of polymetallic nodules on a cost plus 50% profit basis. In furtherance of this agreement, on July 8, 2019, we entered into a Pilot Mining Test Agreement with Allseas (“PMTA”), which was amended on five occasions through February 2023, to develop and deploy a PMTS, successful completion of which is a prerequisite for our application for an exploitation contract with the ISA. Under the PMTA, Allseas agreed to cover the development cost of the project in exchange for a payment from us upon successful completion of the pilot trial of the PMTS in NORI Area D.
On March 16, 2022, Nauru Ocean Resources Inc. (“NORI”) and Allseas entered into a non-binding term sheet for the development and operation of a commercial nodule collection system. The pilot nodule collection system developed and tested by Allseas is expected to be upgraded to a commercial system with a targeted production capacity of 1.3 million tonnes of wet nodules per year with expected production readiness by the fourth quarter of 2024. NORI and Allseas intended to equally finance all costs related to developing and getting the first commercial system into production that were estimated at less than EUR100 million. It was anticipated that NORI will not have to make any payments related to the commercial system to Allseas until March 31, 2023. Once in production, NORI expected to pay Allseas a nodule collection and transshipment fee estimated at approximately EUR 150 per wet tonne in the first year of operations and expected to be reduced by more than 20% in the following years as Allseas scaled up production to 1.3 million wet tonnes of nodules per year. Following the successful completion of the NORI Area D pilot collection system trials in November 2022 and subsequent analysis of pilot data, the parties are reviewing Project Zero System production targets (up to 3 Mtpa of wet nodules), system design and cost estimates and intend to enter into a binding Heads of Terms in the second half of 2023. The parties expect to further detail their relationship in three separate definitive agreements for engineering, conversion/build and commercial operations phase, respectively. Subject to the necessary regulatory approvals, Allseas and NORI also intend to investigate acquiring a second production vessel similar to the Hidden Gem, a further Samsung 10000, with the potential for it to be engineered to support a higher production rate of three million tonnes of wet nodules per year and lower associated per tonne production cost. There can be no assurances, however, that we will enter into definitive agreements with Allseas contemplated by the non-binding term sheet in a particular time period, or at all, or on terms similar to those set forth in the non-binding term sheet, or that if such definitive agreements are entered into by us that the proposed commercial systems and second production vessel will be successfully developed or operated in a particular time period, or at all.
On March 22, 2023, we entered into a Credit Facility with Argentum Credit Virtuti GCV, the parent of Allseas Investments S.A. and an affiliate of Allseas, pursuant to which, we may borrow from the Lender up to $25,000,000 in the aggregate, from time to time, subject to certain conditions set forth in the Credit Facility. All amounts drawn under the Credit Facility will bear interest at the 6-month Secured Overnight Funding Rate (SOFR), 180-day average plus 4.0% per annum payable in cash semi-annually (or plus 5% if paid-in-kind at maturity, at our election) on the first business day of each of June and January. We will pay an underutilization fee equal to 4.0% per annum payable semi-annually for any amounts that remain undrawn under the Credit Facility. We have the right to pre-pay the entire amount outstanding under the Credit Facility at any time, before the Credit Facility’s maturity. The Credit Facility also contains customary events of default. On July 31, 2023, the Company entered into the Amendment to the Unsecured Credit Facility to extend the credit facility to November 30, 2024. The Credit Facility was then further amended on March 22, 2024 pursuant to the Second Amendment to the Unsecured Credit Facility to further extend the Credit Facility to August 31, 2025 and to provide that the underutilization fee thereunder shall cease to be payable after the date on which we or the lender gives notice of termination of the agreement. Under the Allseas credit facility, we may borrow from the Lender up to $25,000,000 in the aggregate through August 31, 2025.
On August 1, 2023, the Company entered into an Exclusive Vessel Use Agreement with Allseas pursuant to which Allseas will give exclusive use of the vessel (“Hidden Gem”) to the Company in support of the development of the Project Zero Offshore System until the system is completed or December 31, 2026, whichever is earlier. In consideration of the exclusivity term, the Company, on August 14, 2023, issued 4.15 million common shares to Allseas.
Through December 31, 2023, we have made the following payments to Allseas under the PMTA: (a) $10 million in cash in February 2020, (b) $10 million through the issuance of 3.2 million common shares valued at $3.11 per share in February 2020, (c) issued Allseas a warrant to purchase 11.6 million common shares at a nominal exercise price per share in March 2021, which became exercisable in November 2022 with the successful completion of the pilot trial of the PMTS in the NORI Area D, (d) $10 million in cash in October 2021, following the closing of the Business Combination and meeting certain progress targets on the PMTS, (e) the second $10 million payment to Allseas under the PMTA on April 25, 2022, following the successful completion of the North Sea drive test and (f) the third and final $10 million payment to Allseas became due in November 2022 upon successful completion of the pilot trial of the PMTS in the NORI Area D, which we settled, along with certain other costs due to Allseas under the PMTA. On August 9, 2023, 11,578,620 common shares were issued to Allseas upon the exercise of the warrant that was granted to Allseas in March 2021, and receipt of the exercise fee of $115.8 thousand. The warrant vested and became exercisable on successful completion of the PMTS in November 2022.
Amended and Restated Registration Rights Agreement
At the closing of the Business Combination, we, the initial shareholders, including the Sponsor (the “Sponsor Group Holders”), and certain holders of DeepGreen securities immediately prior to the Effective Time (the “DeepGreen Holders”) entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which, among other things, the Sponsor Group Holders and the DeepGreen Holders were granted certain registration rights with respect to their respective common shares on the terms and subject to the conditions therein.
Indemnity Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance
The Company enters into indemnity agreements with each of its directors and executive officers. Each indemnity agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Company, or, at the Company’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The Company also maintains a general liability insurance policy, which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Policies and Procedures for Related Party Transactions
We have adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to the Company or any of its subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. A “Related Person” is:
•
any person who is or was an executive officer, director, or director nominee of the Company at any time since the beginning of the Company’s last fiscal year;

•
a person who is or was an Immediate Family Member (as defined below) of an executive officer, director, director nominee at any time since the beginning of the Company’s last fiscal year;

•
any person who, at the time of the occurrence or existence of the transaction, is the beneficial owner of more than 5% of any class of the Company’s voting securities (a “Significant Shareholder”); or

•
any person who, at the time of the occurrence or existence of the transaction, is an Immediate Family Member of a Significant Shareholder of the Company.

An “Immediate Family Member” of a person is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, or any other person sharing the household of such person, other than a tenant or employee.
The Company has implemented policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time to supplement the voting restrictions with respect to certain conflicted transactions under the laws of British Columbia. Specifically, pursuant to its charter, the audit committee has the responsibility to review related party transactions.
Under the related person transaction policy, the related person in question or, in the case of transactions with a beneficial holder of more than 5% of the Company’s voting stock, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to the audit committee (or to another independent body of the board of directors) for review.
To identify Related Person Transactions in advance, we expect to rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related person transactions, our audit committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:
•
the related person’s interest in the transaction;

•
the approximate dollar value of the amount involved in the transaction;

•
the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•
whether the transaction was undertaken in the ordinary course of business of the Company;

•
whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third-party;

•
the purpose of, and the potential benefits to the Company of, the transaction; and

•
any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee will approve only those transactions that it determines are fair to the Company and in the Company’s best interests.

PROPOSAL NOS. 1 AND 2
ELECTION OF DIRECTORS
(Notice Items 1 and 2)
Number of Directors (Proposal No. 1)
Our Articles provide that our shareholders fix the number of directors to be elected to our board of directors by ordinary resolution. Our shareholders set the number of directors at eight at the 2023 annual meeting of shareholders held on May 30, 2023, which number was increased to nine in April 2024 by the board of directors pursuant to the Articles. As a result, our board of directors currently consists of nine members. The shareholders may increase or decrease the number of directors constituting the full board of directors, provided that such number may not be less than three. We are proposing that shareholders fix the number of directors to be elected at the Annual Meeting at nine.
The affirmative vote of a majority of the shares cast for this proposal is required to set the number of directors at nine. Abstentions, if any, will have no effect on the results of this vote. Broker non-votes are not included in the number of votes cast for and against a matter and therefore have no effect on the vote on such matter.
OUR BOARD OF DIRECTORS RECOMMENDS THAT THE NUMBER OF DIRECTORS BE SET AT NINE, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.
Election of Directors (Proposal No. 2)
Our board of directors nominated Gerard Barron, Andrew Hall, Andrew Greig, Andrei Karkar, Sheila Khama, Christian Madsbjerg, Amelia Kinahoi Siamomua, Stephen Jurvetson, and Brendan May for election at the Annual Meeting. If they are elected, they will serve on our board of directors until the 2025 Annual Meeting of Shareholders or until their respective successors have been elected and qualified. Mr. May is a new director nominee for election to our board of directors at the Annual Meeting. Kathleen McAllister is not up for re-election as a director at the Annual Meeting and her term as a director will end at the Annual Meeting.
Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Gerard Barron, Andrew Hall, Andrew Greig, Andrei Karkar, Sheila Khama, Christian Madsbjerg, Amelia Kinahoi Siamomua, Stephen Jurvetson, and Brendan May as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as our board of directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.
A plurality of the shares voted for each nominee at the Annual Meeting is required to elect each nominee as a director.
OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF GERARD BARRON, ANDREW HALL, ANDREW GREIG, ANDREI KARKAR, SHEILA KHAMA, CHRISTIAN MADSBJERG, AMELIA KINAHOI SIAMOMUA, STEPHEN JURVETSON, AND BRENDAN MAY AS DIRECTORS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 3
APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Notice Item 3)
The audit committee recommends appointment of Ernst & Young LLP (“EY”), as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2024. EY has served as our independent registered public accounting firm since 2012, including the period before the closing of the Business Combination in which EY was engaged by DeepGreen. Our board of directors proposes that the shareholders approve this appointment. EY audited our financial statements for the fiscal year ended December 31, 2023. We expect that representatives of EY will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
In deciding to appoint EY, the audit committee reviewed auditor independence issues and existing commercial relationships with EY and concluded that EY has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2024.
The following table presents fees for professional audit services rendered by EY for the audit of the Company’s annual financial statements for the years ended December 31, 2023 and 2022 and fees billed for other services rendered by EY during those periods.
	2023	2022
Audit fees:(1)	$633,857	$555,560
Audit-related fees:	$17,419	$17,576
Tax fees:	—	—
All other fees:	—	—

(1)
Consist of aggregate fees for professional services provided in connection with the annual audits of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, and fees related to accounting matters that were addressed during the annual audit and quarterly reviews. This category also includes fees for services that were incurred in connection with regulatory filings or engagements.

1.   Audit fees include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.
2.   Audit-related fees are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
3.   Tax fees include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.
4.   All other fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.
Pre-Approval Policy and Procedures
The audit committee’s charter sets forth the audit committee’s obligations relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. The charter provides that we will not engage our independent registered public accounting firm to provide audit or non-audit services unless the service is pre-approved by the audit committee. In addition, we will not engage any other accounting firm to provide audit services unless such services are pre-approved by the audit committee.

In connection with the foregoing, the audit committee may approve specific services in advance. In addition, from time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm in the future. Any such pre-approval of types of services is detailed as to the particular service or type of service to be provided and is also generally subject to a maximum dollar amount.
The audit committee has also delegated to the chairperson of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the chairperson of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.
A plurality of the shares cast for this proposal is required to appoint the independent registered public accounting firm. In the event the shareholders do not appoint EY as our independent registered public accounting firm, the audit committee will reconsider its appointment.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPOINT ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPOINTMENT UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL NO. 4
NON-BINDING ADVISORY VOTE ON COMPENSATION OF CHIEF EXECUTIVE OFFICER AND CHAIRMAN
(Notice Item 4)
To approve, on a non-binding advisory basis, the compensation of Gerard Barron, our Chief Executive Officer and Chairman, of (i) $750,000 in base annual salary, (ii) an annual cash bonus, based on achievement of individual performance objectives and achievement of certain company financial results as established by our board of directors, with the target amount set at 75% of his base salary, (iii) eligibility to participate in the Company’s annual LTIP, (iv) a one-time signing bonus award of performance-based restricted stock units for up to 20,000,000 of our common shares, based on the achievement of stock price goals, (v) eligibility to participate in the Company’s benefit plans (and to receive reimbursement for certain health and medical expenses prior to the adoption of an applicable company plan) and reimbursement for certain industry and professional memberships, (vi) an additional amount equal to 10% of Mr. Barron’s base salary per year to be contributed to Mr. Barron’s retirement plan and (vii) severance benefits in the event Mr. Barron is terminated without Cause, resigns for Good Reason, or in the event that Mr. Barron’s employment is not renewed by us at the end of any one-year term, each as provided for under the 2024 Barron Employment Agreement and described in further detail below (collectively, the “CEO Compensation”).
The primary objective of the CEO Compensation is to help the Company grow and achieve its mission, which we believe will facilitate the creation of significant shareholder value. The main reasons that our board of directors recommends that shareholders approve on an advisory basis the CEO Compensation are:
•
The CEO Compensation strengthens Mr. Barron’s incentives and further align his interests with our long-term objectives for the business;

•
The CEO Compensation will further ensure Mr. Barron’s retention and continued leadership of the Company over the long term; and

•
The CEO Compensation rewards Mr. Barron’s personal investment in the Company and acknowledges the Company’s unlikely continued existence without his personal investment and leadership.

Background of the CEO Compensation
On January 1, 2018, we entered into the 2018 Barron Employment Agreement with Mr. Barron prior to the closing of the Business Combination and our becoming a publicly-traded company. In light of the lack of substantial updates in Mr. Barron’s compensation since that time, the developments in our business and the board of directors’ belief that the compensation of our Chief Executive Officer is critical to align the interests of our Chief Executive Officer with that of our shareholders, our board of directors and its compensation committee have engaged in extensive discussions over a significant length of time regarding updates to Mr. Barron’s employment terms. Upon the conclusion of these discussions, the compensation committee and the board of directors approved the CEO Compensation and we entered into the 2024 Barron Employment Agreement with Mr. Barron, which agreement provides for the CEO Compensation and includes other terms and conditions. These discussions covered, without limitation, each of the following various considerations in deciding to approve the CEO Compensation:
•
The reasons for approving the CEO Compensation;

•
The compensation terms of chief executive officers of other public companies, particularly those of our peer group, which included other early stage, high-growth companies in industries related to clean technology, the electric vehicle supply chain, and metals and mining, as a reference point for determining the size and terms of the CEO Compensation;

•
The fact that Mr. Barron founded and continues to lead a company that is creating a new and transformative industry that requires a specific skill set, knowledge and leadership presence, which we believe Mr. Barron possesses through extensive leadership and investment experience with the Company and in the technology and resource development industries;
•
The current cash compensation of Mr. Barron;

•
The amount and nature of equity awards previously granted to Mr. Barron;

•
The criticality of Mr. Barron to our long-term growth and success and the desire to incentivize and motivate Mr. Barron to continue to lead the Company over the long-term, and to help create significant shareholder value in doing so;

•
How to structure the compensation terms in a way that would further align the interests of Mr. Barron and the Company’s other shareholders;

•
What metrics should be used for additional equity awards to be granted to Mr. Barron and how that would translate into increased ownership and value for Mr. Barron;

•
The differences between the compensation set forth in the 2018 Barron Employment Agreement and the current CEO Compensation as summarized below; and

•
How to balance the risks and rewards of any new equity awards.

Throughout this process, the compensation committee consulted with FW Cook, its independent compensation consultant, and its outside legal counsel and also conferred with Mr. Barron, provided that Mr. Barron was not present during any voting or deliberations on the CEO Compensation or the 2024 Barron Employment Agreement.
The principal economic terms of the 2024 Barron Employment Agreement are summarized below. This summary is not a complete description of such terms, and it is qualified in its entirety by reference to the 2024 Barron Employment Agreement, a copy of which is attached as Appendix A to this proxy statement and is available for inspection by the shareholders prior to the Annual Meeting at the Company’s records office during statutory business hours.
Summary of the CEO Compensation
Overview & Purpose of CEO Compensation
Our board of directors, upon recommendation of its compensation committee, approved the 2024 Barron Employment Agreement and the CEO Compensation. The CEO Compensation includes the following:
•
$750,000 in base annual salary;

•
an annual cash bonus, based on achievement of individual performance objectives and achievement of certain company financial results as established by and determined by our board of directors, with the target amount of Mr. Barron’s annual bonus set at 75% of his base salary, payable at the discretion of the board of directors;

•
eligibility to participate in the Company’s annual LTIP at the discretion of the board of directors;

•
a one-time signing bonus award of performance-based restricted stock units for up to 20,000,000 of our common shares, based on the achievement of stock price goals (the “Signing RSUs”);

•
eligibility to participate in our benefit plans (and to receive reimbursement for certain health and medical expenses prior to the adoption of an applicable company plan) and reimbursement for certain industry and professional memberships of up to $15,000 annually;

•
an additional amount equal to 10% of Mr. Barron’s base salary per year to be contributed to Mr. Barron’s retirement plan; and

•
severance benefits in the event Mr. Barron is terminated without Cause, resigns for Good Reason, or in the event that Mr. Barron’s employment is not renewed by us at the end of any one-year term.

We believe that granting the CEO Compensation will help to retain Mr. Barron and incentivize him in a manner that aligns his interests as a founder, shareholder, chief executive officer and chairman with our long-term strategic direction and the interests of our shareholders in support of long-term value creation.
Our board of directors and its compensation committee considered at length how to structure the CEO Compensation to meaningfully drive the Company’s performance and create significant shareholder value. Our board of directors and its compensation committee considered a variety of factors, including comparable chief executive officer compensation in other early stage, high-growth companies in industries related to clean technology, the electric vehicle supply chain, and metals and mining, and the difficulty of predicting future performance in such industries as well as the fact that the Company is creating a new and transformative industry.
Our board of directors and its compensation committee concluded that the initial base annual salary of $750,000 and annual target bonus opportunity of 75% of salary is in line with the cash compensation of other chief executive officers of comparable public companies.
In establishing the share price-based performance metric for the Signing RSUs, our board of directors and its compensation committee took into consideration a variety of factors, including the Company’s historical share prices and growth trajectory. Our board of directors and its compensation committee concluded that a performance metric based on increasing share prices over a five-year performance period best enables the Company to incentivize Mr. Barron over a longer-term horizon and aligns his success with that of our shareholders. It also reviewed the magnitude and structure of equity awards granted to the chief executive officers in the Company’s direct peer group, and also to founder chief executive officers in other early stage, high-growth companies.
Our board of directors and its compensation committee believe the selected structure and terms of the CEO Compensation (as described in detail below) will motivate Mr. Barron to perform against challenging and reasonably aggressive targets in alignment with our shareholders and will reward him for taking actions today that will create value for our shareholders for years to come.
Cash Compensation
Annual Salary
Mr. Barron will receive an annual base salary of $750,000, which shall be reviewed annually by our board of directors
Annual Bonus
Mr. Barron will also be eligible for an annual cash bonus, based on achievement of individual performance objectives and achievement of certain company financial results as established by our board of directors, with the target amount set at 75% of his base salary.
Retirement Account Contributions
We will provide Mr. Barron with an additional amount equal to 10% of his base salary per year to be contributed to Mr. Barron’s retirement plan (the “Retirement Benefit”).
Equity Compensation
Signing RSUs
Signing RSUs Total Shares
The total number of our common shares underlying the Signing RSUs will be 20,000,000. The total number of shares underlying the Signing RSUs is equivalent to approximately 5.9% of the total number of our common shares outstanding as of April 3, 2024 (assuming for this purpose that all shares underlying the Signing RSUs have been issued). The grant date fair value of the Signing RSUs based on the Company’s closing price of $1.72 on April 16, 2024 is $34.4 million.

Equity Type
The Signing RSUs is a performance-vesting RSU award that will be granted pursuant to our standard restricted stock unit award grant notice and restricted stock unit agreement, which has been filed as Exhibit 10.19.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 25, 2024. Mr. Barron will receive compensation from the Signing RSUs only to the extent that the Company achieves the applicable share price-based performance milestones as well as certain continuous service requirements.
Performance Metrics & Performance-Based Vesting Requirement
The Signing RSUs will vest upon our common shares achieving the following closing prices per share, based on the trailing 30-day average price (the “Closing Price”), on or prior to April 16, 2029, subject to Mr. Barron’s continued service with us on the applicable vesting date: one-third of the Signing RSUs vest on achievement of a Closing Price of $7.50; one-third of the Signing RSUs vest on achievement of a Closing Price of $10.00; and one-third of the Signing RSUs vest on achievement of a Closing Price of $12.50 (each subject to equitable adjustment for any stock splits, combinations, reclassifications, stock dividends and the like). Any Signing RSUs that are not vested on or prior to April 16, 2029 will be forfeited.
Performance Requirement	Total Tranche
The Closing Price on or prior to April 16, 2029 exceeds $7.50.	6,666,667 common shares
The Closing Price on or prior to April 16, 2029 exceeds $10.00.	6,666,667 common shares
The Closing Price on or prior to April 16, 2029 exceeds $12.50.	6,666,666 common shares
The $7.50 Closing Price represents a premium of approximately 439% of the $1.71 closing price of our common shares on the date the board of directors and compensation committee approved the 2024 Barron Employment Agreement (the “Baseline Closing Price”), the $10.00 Closing Price represents a premium of approximately 585% of the Baseline Closing Price and the $12.50 Closing Price represents a premium of approximately 731% of the Baseline Closing Price.
Employment Requirement for Continued Vesting
Mr. Barron must be providing services to the Company on each applicable vesting date following the achievement of the applicable metric.
Lock-up/Holding Requirement
Mr. Barron shall not be permitted to sell any shares settled upon the vesting of the Signing RSUs until April 16, 2029, at which point all such vested shares shall be freely tradeable by Mr. Barron at his full discretion, subject to compliance with our Insider Trading Policy and applicable laws.
Consideration of Total Equity Ownership
When approving the 2024 Barron Employment Agreement and issuing the Signing RSUs, the compensation committee and the board of directors also considered the overall level of common shares ownership by Mr. Barron in light of his role as Chief Executive Officer, Chairman and founder of a company creating a new and transformative industry. As disclosed above under “Security Ownership of Certain Beneficial Owners and Management” and under “Executive Officer and Director Compensation”, as of April 3, 2024, Mr. Barron beneficially owns 20,717,847 common shares, which represents approximately 6.5% of the common shares, and beneficially owns approximately 12.0% of the common shares including the Signing RSUs.
In addition to the common shares Mr. Barron beneficially owns as set forth above under “Security Ownership of Certain Beneficial Owners and Management” and under “Executive Officer and Director Compensation” and the Signing RSUs, Mr. Barron owns the following Special Shares:

Class of Special Shares(1)	Issued and Outstanding	Underlying Vested Options(2)	Underlying Unvested Option(3)	Total
Class A	310,037	88,976	49,644	448,657
Class B	620,072	177,953	99,288	897,313
Class C	620,072	177,953	99,288	897,313
Class D	1,240,144	355,907	198,577	1,794,628
Class E	1,240,144	355,907	198,577	1,794,628
Class F	1,240,144	355,907	198,577	1,794,628
Class G	1,550,180	444,885	248,222	2,243,287
Class H	1,550,180	444,885	248,222	2,243,287
Total	8,370,973	2,402,373	1,340,395	12,113,741

(1)
Each of the Class A Special Shares, the Class B Special Shares, the Class C Special Shares, the Class D Special Shares, the Class E Special Shares, the Class F Special Shares, the Class G Special Shares and the Class H Special Shares (collectively, the “Special Shares”) automatically convert into common shares on a one for one basis, if on any twenty trading days within any thirty trading day period, the common shares trade for a price that is greater than or equal to the price threshold for such class of Special Shares (the “Price Threshold”) described below, or in the event of certain changes of control. The Price Thresholds for the Special Shares are as follows: Class A Special Shares ($15.00), Class B Special Shares ($25.00), Class C Special Shares ($35.00), Class D Special Shares ($50.00), Class E Special Shares ($75.00), Class F Special Shares ($100.00), Class G Special Shares ($150.00), and Class H Special Shares ($200.00).

(2)
The options have a $0.65 exercise price per unit. The 4,078,044 common shares reported above under “Security Ownership of Certain Beneficial Owners and Management” and under “Executive Officer and Director Compensation” are also issuable upon exercise of these options.

(3)
The option has a $0.65 exercise price per unit and vests as follows, subject to Mr. Barron’s continued service through each vesting threshold: (i) 25% if our market capitalization equals or exceeds $3.0 billion; (ii) 35% if our market capitalization equals or exceeds $6.0 billion; (iii) 20% if the International Seabed Authority grants an exploitation contract to us; and (iv) 20% upon the commencement of the first commercial production following the grant of the exploitation contract. The 2,275,334 common shares reported above under “Security Ownership of Certain Beneficial Owners and Management” and under “Executive Officer and Director Compensation” are also issuable upon exercise of this option.

Including these Special Shares, the common shares issuable upon these options and the Signing RSUs, Mr. Barron would beneficially own 15.4% of the common shares as of April 3, 2024, not including Special Shares owned by or underlying options held by others.
Participation in Annual LTIP
Mr. Barron is also eligible to be considered for annual equity awards under our LTIP at the discretion of the board of directors. See “Executive Officer and Director Compensation” above for a summary of our LTIP.
Severance and Change of Control Payments
Severance
In the event that Mr. Barron’s employment is terminated without Cause (as defined in the 2024 Barron Employment Agreement) or if Mr. Barron resigns for Good Reason (as defined in the 2024 Barron Employment Agreement), or in the event that the 2024 Barron Employment Agreement is not renewed by us at the end of any one-year term, Mr. Barron will receive: 18 months of base salary (including the pro rata portion of his Retirement Benefit); 18 months of additional vesting on outstanding equity awards (excluding the Signing RSUs); and a pro-rata bonus for the year of termination.
Change of Control of Company
In the event that, within 24 months following a Change of Control (as defined in the 2024 Barron Employment Agreement), Mr. Barron is terminated without Cause or resigns for Good Reason, or the 2024 Barron Employment Agreement is not renewed by us at the end of any one-year term, in each case,

Mr. Barron will be eligible to receive: 24 months of base salary, two times his then target annual bonus and the full vesting of outstanding equity awards (including the Signing RSUs).
The treatment of the Signing RSUs upon a change of control is intended to align Mr. Barron’s interests with the interests of the Company’s other shareholders with respect to evaluating potential change of control offers.
Tax Withholding
The Company may satisfy any applicable withholding obligations with regard to tax liability obligations by any of the following means or by a combination of such means: (i) causing Mr. Barron to pay any portion of any tax liability obligations in cash or cash equivalent in a form acceptable to the Company; (ii) withholding from any compensation otherwise payable to Mr. Barron by the Company; (iii) withholding common shares from the common shares issued or otherwise issuable to Mr. Barron in connection with the Signing RSUs; provided, however, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the board of directors or the compensation committee; (iv) permitting or requiring Mr. Barron to execute an automatic “sell to cover” transaction in compliance with applicable laws; and/or (v) any other method determined by the Company to be in compliance with applicable law. The Company currently does not expect that Mr. Barron will have any withholding obligations with regard to tax liability obligations upon vesting of the Signing RSUs. If this were to change, the Company currently requires that all employees execute an automatic non-discretionary “sell to cover” transaction under clause (iv) above to satisfy any applicable withholding obligations in connection with the vesting of RSUs.
Benefits
Subject to the terms and conditions of the Company’s benefit plans, Mr. Barron will be entitled to participate in the benefit plans generally available to the Company’s employees in Australia, as amended from time to time. The Company reserves the right to alter, amend, replace or discontinue the group benefit plans it may make available to its employees at any time, with or without notice.
Mr. Barron will also be entitled to reimbursement for certain industry and professional memberships up to $15,000 annually.
Comparison of CEO Compensation to Current Compensation
When approving the 2024 Barron Employment Agreement and issuing the Signing RSUs, the compensation committee and the board of directors also considered the differences in the CEO Compensation to the compensation set forth in the 2018 Barron Employment Agreement and otherwise being provided to Mr. Barron. The following table summarizes the major elements of compensation under Mr. Barron’s compensation before and after entering into the 2024 Barron Employment Agreement.
Element of Compensation	Previous Compensation	CEO Compensation under the 2024 Barron Employment Agreement
Annual Salary	$565,000	$750,000
Annual Cash Bonus (STIP)	Eligible to participate up to 75% of Annual Salary	Eligible to participate up to 75% of Annual Salary
Annual LTIP	Eligible to participate	Eligible to participate
Retirement Account Contribution	10% of Annual Salary	10% of Annual Salary
Signing RSUs	N/A(1)	20,000,000 RSUs (Signing RSUs)

Element of Compensation	Previous Compensation	CEO Compensation under the 2024 Barron Employment Agreement
Severance	Termination Without Cause: 12 months Annual Salary (subject to certain conditions)
Termination Without Cause/Good Reason/Non-renewal:
18 months Annual Salary (including the pro rata portion of his Retirement Account Contribution)
18 months of additional vesting on outstanding equity awards (excluding the Signing RSUs)
Pro-rata Annual Cash Bonus for the year of termination

Change of Control	Termination Without Cause/Triggering Event (Good Reason) following a Change of Control:	Termination Without Cause/Good Reason/Non-renewal within 24 months following a Change of Control:
	12 months Annual Salary (subject to certain conditions)	24 months Annual Salary 24 months of additional vesting on outstanding equity awards (including the Signing RSUs) 2 times Annual Cash Bonus target
Benefits	Eligible to participate in company plans (and to receive reimbursement for certain health and medical expenses prior to the adoption of an applicable company plan) and reimbursement for certain industry and professional memberships	Eligible to participate in company plans (and to receive reimbursement for certain health and medical expenses prior to the adoption of an applicable company plan) and reimbursement for certain industry and professional memberships

(1)
Mr. Barron was awarded common shares and options to purchase common shares upon signing the 2018 Barron Employment Agreement. See description of these awards above under “Executive Officer and Director Compensation”.

Non-Binding Advisory Vote and Recommendation of Board of Directors
Although this proposal asks for a non-binding, advisory vote, we will consider an affirmative vote of a majority of the shares cast FOR this proposal affirmatively or negatively as approval of this proposal. Abstentions and “broker non-votes,” if any, will have no effect on the outcome of this vote.
We value the opinions expressed by our shareholders in this advisory vote, and our compensation committee, which is responsible for overseeing and administering our executive compensation programs, including the compensation of our Chief Executive Officer and Chairman, will consider the outcome of the vote when reviewing the compensation of our Chief Executive Officer and Chairman and making future decisions with respect to such compensation.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE CEO COMPENSATION DESCRIBED ABOVE.

CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on our website at www.metals.co under Investors — Governance — Corporate Governance Overview — Governance Documents. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K.
We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendment or waiver is then permitted by Nasdaq rules.
DELINQUENT SECTION 16(a) REPORTS
Pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, executive officers, directors, and holders of more than 10% of our common shares are required to file reports of their transactions our equity securities with the SEC. Based solely on a review of the copies of such reports received by us, or written representations from certain reporting persons, we believe that all filings required to be made by its reporting persons complied with all applicable Section 16 filing requirements during the year ended December 31, 2023, with the exception of (a) a Form 4 filed on behalf of each of our then serving executive officers, including Gerard Barron, Erika Ilves, Craig Shesky, Anthony O’Sullivan and Gregory Stone on April 5, 2023 for transactions that occurred on March 20, 2023, (b) Forms 4 filed on behalf of Craig Shesky on April 5, 2023 for a transaction that occurred on March 28, 2023 and on June 9, 2023 for a transaction that occurred on May 31, 2023, (c) a Form 4 filed on behalf of executive officer Anthony O’Sullivan on April 5, 2023 for transactions that occurred on March 28, 2023, March 29, 2023 and March 30, 2023, (d) Forms 4 filed on behalf of then-executive officer Gregory Stone on April 5, 2023 for transactions that occurred on March 29, 2023 and March 30, 2023 and on March 22, 2024 for transactions that occurred on September 28, 2023, December 4, 2023 and December 22, 2023 and (e) a Form 4 filed on behalf of shareholder Allseas Group S.A. on August 15, 2023 for transactions that occurred on July 24, 2023 and August 1, 2023.
OTHER MATTERS
Our board of directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.
SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the management information circular (or proxy statement) for the annual general meeting of shareholders to be held during 2025 pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, we must receive shareholder proposals (other than for director nominations) no later than December 19, 2024. In addition, pursuant to Part 5, Division 7 of the Business Corporations Act (British Columbia), any notice of a shareholder proposal intended to be raised at the annual general meeting of our shareholders to be held during 2025, must be submitted to us at our registered office, on or before February 28, 2025 to be considered for inclusion in the proxy statement (or management information circular) for such meeting. Under our Articles, director nominations for presentation at the annual general meeting of our shareholders to be held during 2025, although not included in the management information circular (or proxy statement), must be received not less than 30 days prior to the date of the annual general meeting of our shareholders to be held during 2025; provided, that if the first public announcement of the date of the annual general meeting of our shareholders to be held during 2025 (the “Notice Date”) is less than 50 days before the date of such meeting, not later than the close of business on the 10th day following the Notice Date. In addition to satisfying the foregoing advance notice requirements, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees at the annual general meeting of our shareholders to be held during 2025 must follow the requirements set forth in Rule 14a-19 as promulgated under the Exchange Act, including the requirement that any notice under

Rule 14a-19 must be postmarked or transmitted electronically to us at our principal executive office no later than March 31, 2025. Proposals that are not received in a timely manner will not be voted on at the annual general meeting of our shareholders to be held during 2025. If a proposal is received on time, the proxies that management solicits for the annual general meeting of our shareholders to be held during 2025 may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All shareholder proposals should be marked for the attention of Corporate Secretary at our registered office located at: 595 Howe Street, 10th Floor, Vancouver, British Columbia, V6C 2T5.
TMC the metals company Inc.
595 Howe Street, 10th Floor
Vancouver, British Columbia, V6C 2T5
April 18, 2024

Appendix A
Employment Agreement with Gerard Barron

EMPLOYMENT AGREEMENT
BETWEEN:
DEEPGREEN METALS UAE, with registered address Sheikh Rashid Tower, Floor 25, Dubai World Trade Center, Dubai, United Arab Emirates (“UAE”)
(the “Company”)
- and -
GERARD BARRON
(the “Executive”)
DATED: April 16, 2024
WHEREAS:
1.
The Company is engaged in the business of the exploration and commercialization of polymetallic nodules across the Pacific Ocean’s Clarion Clipperton Zone;

2.
The Company wishes to continue to engage the Executive in the position of Chief Executive Officer, and the Executive wishes to be employed by the Company in that capacity; and

3.
The Executive and the Company (individually, a “Party” and together, the “Parties”) wish to enter into this Employment Agreement (the “Agreement”) for the purposes of setting forth the terms and conditions of the Executive’s employment with the Company, which Agreement shall supersede any and all prior agreements between the Company and the Executive setting forth the terms and conditions of employment.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, the Parties covenant and agree as follow:
1.
POSITION, TERM AND SCOPE OF EMPLOYMENT

1.1
Position:   During the Employment Period, the Company shall employ the Executive, and the Executive shall serve the Company, in the position of Chief Executive Officer.

1.2
Reporting and Duties:   The Executive shall report to and act in accordance with the directions of TMC The Metals Company, Inc. Board of Directors (the “Board”). Executive will perform those services customary to these offices and such other lawful duties that may be reasonably assigned to him from time to time by the Board, provided those duties are consistent with Executive’s position and authority. Executive will devote his best efforts and substantially all of his business time to the performance of his duties under this Agreement and the advancement of the business and affairs of the Company and will be subject to, and will comply in all material respects with, the policies of the Company applicable to him. Notwithstanding the foregoing, Executive will be entitled to (i) serve as a member of the board of directors of up to two other public companies, subject to the advance approval of the Board, which approval will not be unreasonably withheld, (ii) serve on professional, civic, charitable, educational, religious, public interest, public service or medical advisory boards, and (iii) manage Executive’s personal and family investments, in each case, to the extent such activities do not materially interfere, as determined by the Board in good faith, with the performance of Executive’s duties and responsibilities hereunder.

1.3
Term:   The term of this Agreement shall commence on the Effective Date and continue until the date that is one (1) year after the Effective Date (the “Expiration Date”), unless terminated earlier by the Company or by the Executive in accordance with the provisions of Section 7 of this Agreement (the “Initial Employment Period”). The Initial Employment Period shall automatically renew for additional one (1) year terms (each such term being a “Renewal Employment Period”), and the Expiration Date shall be the last day of such Renewal Employment Period, unless either the Company or the Executive provides written notice of non-renewal of the Employment Period to the other party at least forty-five (45) calendar days before the applicable Expiration Date, and if extended, any Renewal Employment Period may be terminated earlier by the Company or by the Executive in accordance with the provision of Section 7 of this Agreement. As used in this Agreement, the “Employment Period” shall refer to the Initial Employment Period and any Renewal Employment period, as applicable. All service-based entitlements provided for in this Agreement will be determined based on the Benefits Effective Date.
1.4
Standard of Performance:   In carrying out Executive’s duties and responsibilities under this Agreement, the Executive will at all times act faithfully, honestly, competently, and in a manner consistent with the best interests of the Company.

1.5
Conflict of Interest:   The Executive shall disclose actual or potential business conflicts of interest to the Company. Any uncertainty as to whether such a conflict exists will be raised by the Executive for determination by the Company, acting reasonably and in accordance with its policies. The Executive will act so as to avoid any actual or potential conflict of interest.

1.6
Acknowledgment of Fiduciary Obligations:   The Executive acknowledges that Executive is a fiduciary of the Company and agrees to be bound by Executive’s common law fiduciary obligations during Executive’s employment and following the termination of Executive’s employment for any reason. The Executive’s fiduciary duties shall be supplemental to any other obligations Executive has under this Agreement.

1.7
Travel:   The Executive shall be available for such business related travel as may be reasonably required for the purposes of carrying out Executive’s duties and responsibilities under this Agreement.

2.
COMPENSATION

2.1
Salary:   The Company shall pay to the Executive a gross annual salary of $750,000 (the “Base Salary”) which shall be paid on a monthly basis less applicable statutory deductions and withholdings. The Executive’s Base Salary will be reviewed annually by the Board of Directors. The Company is under no obligation to increase the Executive’s Base Salary at the time of any salary review. Any increase to the Executive’s Base Salary is at the recommendation of the Board of Directors.

2.2
Annual Cash Bonus:   For the period of time the Executive is actively working (not including any required notice period prior to the termination of employment) (hereafter, the “Active Work Time”), Executive will be eligible to participate in the Company’s annual cash-based incentive program, and the target amount of the Executive’s annual bonus (the “Annual Cash Bonus”) shall be 75% of the Base Salary. The actual amount of the Annual Cash Bonus, if any, will be subject to the combination of the Executive achieving certain individual performance objectives, and achievement of certain financial results by the Company. The decision to pay the Annual Cash Bonus is within the sole and absolute discretion of the Board of Directors. The Company has the unfettered right to amend or discontinue the bonus plan at any time, and the Executive acknowledges that any changes to the bonus plan will not constitute constructive dismissal. In order to be eligible for any bonus, Executive must be employed with the Company on the date the bonus is paid. Except as expressly set forth in this Agreement, the Executive acknowledges and agrees that Executive has no right to any bonus payments in respect of any period after Executive receives notice of termination or is entitled to receive pay in lieu of such notice, other than as may be required by applicable law. For absolute clarity, the Executive shall not be entitled to any bonus payments beyond the effective date of termination or during any period of contractual or reasonable notice that does not constitute Active Work Time. The Executive further acknowledges and agrees that Executive will have no common law right to damages for compensation in lieu of any bonus Executive would have earned during the contractual or reasonable notice period, and the Executive hereby agrees not to pursue any claim for any such damages. In addition, the Executive shall be eligible to participate in the Company’s Long Term Incentive Plan (“LTIP), subject to the combination of the Executive achieving certain individual performance objectives, and achievement of certain financial results by the Company; however, the grant of any such awards under the LTIP shall be within the sole and absolute discretion of the Board of Directors. The Company has the unfettered right to amend or discontinue the LTIP at any time, and the Executive acknowledges that any changes to the LTIP or decision not to award anything pursuant to the LTIP will not constitute constructive dismissal.
2.3
Incentive Equity:   In connection with entering into this Agreement, the Company will recommend to its parent that the TMC Board of Directors grant to Executive pursuant to the TMC The Metals Company Inc. 2021 Incentive Equity Plan and form of award agreement (together, the “Equity Plan”), a one-time signing bonus grant (“Signing Grant”) of performance-based restricted stock units (the “Signing RSUs”) covering 20,000,000 shares of the Company’s Common Shares. The Signing Grant vest upon the Company’s common shares achieving the following closing prices per share, based on the trailing 30-day average price on or prior to April 16, 2029 (collectively the “Vesting Price Conditions”), subject to the Executive’s continued service on the vesting date: 1/3 of Signing RSUs vest at a $7.50 Vesting Price Condition, 1/3 of Signing RSUs vest at a $10.00 Vesting Price Condition and 1/3 of Signing RSUs vest at a $12.50 Vesting Price Condition . Notwithstanding the vesting of the Signing RSUs, based on achieving the Vesting Pricing Conditions, the Executive shall not be permitted to sell such vested shares until the fifth anniversary of this Agreement, at which point all such shares shall be freely tradeable by the Executive at his full discretion, subject to compliance with the Company’s Insider Trading Policy.

Other than the termination of the Executive’s employment without Cause or a resignation for Good Reason following a Change of Control in accordance with Section 7.5, all unvested Signing RSUs shall cease to vest and shall automatically be forfeited after the date that notice of termination or resignation is given by either party to the other. For clarity, except as required by applicable law, any period of reasonable notice of termination for cause or resignation of the Executive’s employment, be it pursuant to statute, under contract or at common law, irrespective of the reason for termination will not be considered as extending the period of employment for the purposes of the vesting of the Signing RSUs under the Equity Plan.
2.4
Benefits:   Subject to the terms and conditions of the Company’s benefit plans, the Employee will be entitled to participate in the benefit plans generally available to the Company’s employees in Australia, as amended from time to time. The Company reserves the right to alter, amend, replace or discontinue the group benefit plans it may make available to its employees at any time, with or without notice. The benefit plans to be provided to the Company’s employees are currently being developed. Until the benefit plans have been established, the Employee shall be eligible for reimbursement of health (including vision) and dental related claims up to US$25,000 following the submission to the Company of invoices or receipts evidencing such claimed health and dental expenses.

2.5
Vacation; Holidays.   The Company maintains a flexible vacation policy. Executive will manage Executive’s vacation time in accordance with the Company’s policies, provided that the Company acknowledges that vacation time that is equal to or less than six weeks in any calendar year will not be deemed a failure of Executive to satisfy the duties set forth in Section 1.2 of this Agreement. Executive is also entitled to all paid holidays given by the Company to its executives.

2.6
Superannuation:   The Company shall provide the Executive with an additional ten percent (10%) of Base Salary per year, to be contributed directly to the Executive’s chosen retirement plan.

2.7
Memberships:   The Company shall support the Executive’s involvement with industry and professional associations relevant to Executive’s employment with the Company and will reimburse the Executive’s annual membership and/or professional fees associated with Executive’s participation in such activities, up to a maximum of $15,000 per year. All membership fees must be approved in advance by the Board of Directors and will be reimbursed to the Executive upon presentation of invoices.

3.
BUSINESS EXPENSES; EQUIPMENT

The Executive shall be reimbursed for all reasonable business expenses actually and properly incurred by the Executive in connection with the proper discharge of Executive’s duties under this Agreement, and in accordance with the rules and policies made and revised by the Company from time to time in its sole discretion. In order to claim reimbursement from the Company for any business expense incurred in connection with the proper discharge of Executive’s duties under this Agreement, the Executive will be required to follow the process and provide such documentation as the Company may require in the expense policy. The Company will provide Executive with a laptop and will reimburse the Executive for the costs incurred in connection with any national or international phone calls made on behalf of the Company.
4.
DIRECTORS AND OFFICERS INSURANCE

4.1
The Company will procure and maintain a directors and officers (“D&O”) liability insurance policy. The material terms of the claims-made policy include an insurance program with $20 million total limits of liability, which is comprised of $10 million in Side ABC coverage and $10 million in Side A Difference In Conditions coverage. The Company expects that the applicable retention for Side B and Side C claims will be in the range of $10 million.

4.2
Executive will be entitled to indemnification with respect to Executive’s services provided hereunder pursuant to applicable law, the terms and conditions of the Company’s certificate of incorporation and/or by-laws, and the Company’s standard indemnification agreement for directors and officers as executed by the Company and Executive, which rights will be commensurate with the indemnification provided to the Company’s other directors and executive officers. Executive will be entitled to coverage under the Company’s D&O insurance policies that it may hold now or in the future to the same extent and in the same manner (i.e., subject to the same terms and conditions) to which the Company’s other directors and executive officers are entitled to coverage under any of the Company’s D&O insurance policies.

5.
COMPANY POLICIES AND PROCEDURES

5.1
As a condition of employment and continued employment by the Company, the Executive is required to accept and comply with all of the Company’s and Company’s policies and procedures in force from time to time, of which the Executive is aware or ought to be reasonably aware.

5.2
The Executive agrees to comply with all lawful reasonable instructions and direction that he may receive from the Board of Directors during the course of Executive’s employment with the Company.

5.3
The Company reserves the right to develop and introduce any new policies or procedures that it considers appropriate for the conduct and administration of the employment relationship.

6.
NO FIXED LOCATION

The Executive shall not be required to perform any of the duties set out herein from any specific location or premises but is permitted to work from a remote location including but not limited to the United Arab Emirates (“UAE”), provided that at all times such duties are exercised faithfully and diligently. If the Company is unable, for any reason, to have or maintain a subsidiary location in the

UAE, the Company will reimburse Executive for reasonable tax consulting services incurred by Executive in determining the proper tax treatment of compensation received pursuant to Executive’s employment with the Company. The Company will further reimburse Executive for taxes levied against Executive’s Company compensation as a result of any change in Executive’s tax jurisdiction.
7.
TERMINATION OF EMPLOYMENT

The Executive’s employment by the Company may be terminated as follows:
7.1
Resignation without Good Reason:   The Executive may terminate this Agreement and the Executive’s employment with the Company at any time without Good Reason by providing the Company with forty-five (45) days’ prior written notice. The Company may waive all or any part of the notice given by the Executive and direct the Executive not to report for work for any part of the notice period. In these circumstances, the Executive would then be paid all outstanding wages (including accrued but unpaid vacation pay) owing up to and including the effective resignation date (the “Accrued Obligations”). In no event will the Company be required to pay the Executive more than forty-five (45) days’ pay (plus accrued but unused vacation pay) based on the Executive’s Base Salary at the time of resignation. In the event of Executive’s resignation pursuant to this Section 7.1, all unvested Signing RSUs and any other outstanding equity awards shall be forfeited and shall not be eligible for any further vesting.

7.2
Termination by the Company Without Cause or Non-Renewal of this Agreement:   Other than in the event of a Change of Control, the Company may terminate this Agreement and the Executive’s employment at any time, without Cause or the Company may choose not to renew this Agreement for any Renewal Employment Period, upon the Company (a) providing the Executive with eighteen (18) months’ Base Salary (including the pro-rata portion of the superannuation contribution, noted in section 2.6), (b) allowing for 18 months’ acceleration of unvested equity other than the Signing RSUs that would have vested during the eighteen (18) month period following the date on which Executive’s separation from the Company is effective (the “Termination Date”), (c) a pro-rata portion of the Annual Cash Bonus based on the Active Work Time up to the Termination Date and (d) continuing to pay the premiums required to maintain the Executive’s participation in the benefits plans in which Executive then participates for the minimum period required by applicable law and providing any other minimum amounts, if any, to which the Executive may be entitled pursuant to applicable law. For the avoidance of doubt, in the event of Executive’s termination pursuant to this Section 7.2, all unvested Signing RSUs shall be forfeited and shall not be eligible for any further vesting.

The Executive acknowledges that the foregoing amounts are fair and reasonable and shall constitute the Executive’s entire entitlement to notice of termination or pay in lieu of notice and severance pay (if applicable) under any applicable statute, the common law and/or contract. No further notice or payment of any kind whatsoever will be required with the exception of any outstanding wages, vacation pay or any other minimum amounts, if any, to which the Executive may be entitled pursuant to applicable law.
For absolute clarity, in no event will the Executive receive less notice of termination, pay in lieu of notice or a combination of notice and pay in lieu of notice, severance pay, benefit coverage, or vacation pay than Executive’s entitlements under applicable law.
The payments and benefits provided for in Sections 7.1 or 7.2 are conditioned on Executive or, in the event of Executive’s death, his estate, executing and delivering to the Company a separation agreement that, to the Company’s satisfaction, includes a full release of all claims that Executive, Executive’s heirs and assigns may have against the Company, its affiliates and subsidiaries and each of their respective directors, officers, employees and agents (the “Release”). The Release must become enforceable and irrevocable on or before ninetieth (90th) day following the Termination Date. If the 90-day period spans two tax years, payments under this Section 7 will be made in the second tax year. If Executive (or Executive’s estate) fails to execute without revocation the Release (through no fault of the Company), Executive will be entitled to the Accrued Obligations only and no other benefits under Sections 7.1 or 7.2.

7.3
Termination for Cause:   Subject to any amounts that would be owing by virtue of applicable law, the Company may terminate this Agreement and the Executive’s employment without notice of termination, pay in lieu of notice or severance pay (if applicable) at any time for Cause. For the purposes of this Agreement, the term “Cause” includes:

(a)
the existence of cause of termination of employment at common law, including but not limited to fraud, dishonesty, illegality, breach of statute or regulation, conflict of interest, gross negligence in the performance of the Executive’s duties, or gross incompetence; and

(b)
any material breach of the provisions of this Agreement.

In the event of a termination for Cause, the Executive will only be eligible to receive payment of any salary and vacation pay earned up to and including the date of termination. All other entitlements that the Executive may have as of the date of termination will be automatically extinguished, except for such minimum mandated entitlements, if any, as may be required by applicable law.
7.4
Resignation for Good Reason:   The Executive may terminate this Agreement and the Executive’s employment at any time, for Good Reason, in which case the Executive will be entitled to the same amounts as set out in Section 7.2 above, so long as the Executive executes the Release and delivers it to the Company. For the purposes of this Agreement, “Good Reason” shall mean the Executive’s resignation from employment due to the occurrence of any of the following conditions which occurs without the Executive’s written consent:

(a)
A material adverse change to the Executive’s authority, duties or responsibilities that, taken as a whole, results in a diminution in the Executive’s authority, duties or responsibilities in effect prior to such change;

(b)
Any reduction in the Executive’s then-current Base Salary;

(c)
The Company conditions Executive’s continued service with the Company on the Executive moving Executive’s residence;

(d)
The failure of the Company to obtain the assumption of this Agreement by any successor to the Company; or

(e)
Any material breach or material violation of a material provision of this Agreement by the Company (or any successor to the Company).

7.5
Termination following Change of Control:   In the event that within twenty-four (24) months following a Change of Control (as defined below) (i) the Executive’s employment is terminated by the Company without Cause or the Company chooses not to renew this Agreement for any Renewal Employment Period or (ii) the Executive resigns for Good Reason, the Executive shall be entitled to:

(a)
In lieu of the amounts stipulated in Section 7.2, and contingent on the execution of the Release and a commitment not to compete with the Company for a period of twelve (12) months from the date of termination following a Change of Control, compensation in an amount equal to:

(i)
An amount equal to twenty-four (24) months of the Executive’s annual base salary; and

(ii)
Two (2) times the amount of the target Annual Cash Bonus in effect prior to the effective date of the Change of Control; and

(iii)
All unvested Signing RSUs and any other outstanding equity awards will vest upon the execution and delivery to the Company of the Release.

For purposes of this Agreement, “Change of Control” shall mean the occurrence of any of the following events: (i) an acquisition of the Company by another entity, directly or indirectly by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company), or (ii) a sale of all or substantially all of the assets of the Company (collectively, a “Merger”), so long as in either case the Company’s stockholders of record immediately prior to such Merger will, immediately after such Merger, hold, directly or indirectly, less than fifty percent (50%) of the voting power of the surviving or acquiring entity, or (iii) the Company’s shareholders approving any plan or proposal for the liquidation or dissolution of the Company, or (vi) the date that a majority of members of the Company’s Board of Directors is replaced during any twelve (12) month period by members whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election.
7.6
Death:   The Executive’s employment shall automatically terminate upon Executive’s death. In such circumstances, no severance or other amounts shall be payable save such outstanding amounts that were earned by the Executive prior to the date of Executive’s death. If subject to exercise, all vested equity as of the date of death of the Executive shall be exercisable by the Executive’s successors and permitted assigns as set forth in the relevant equity agreements.

7.7
Resign as Director and Officer:   Upon termination of employment for any reason, the Executive shall cease to be and shall immediately resign as an officer or director of the Company, and any other positions Executive holds with any entity affiliated with the Company.

7.8
Continued Application:   This provision regarding Termination of Employment shall apply regardless of any changes to the terms and conditions of the Executive’s employment subsequent to the Executive’s signing of this Agreement including, but not limited to, promotions and transfers, unless the Parties expressly agree otherwise in writing.

8.
CONFIDENTIALITY, INTELLECTUAL PROPERTY AND POST-EMPLOYMENT RESTRICTIONS

The Executive agrees to be bound by the terms and conditions of the Confidentiality, Intellectual Property and Post-Employment Restrictions Agreement which is attached to this Agreement as Schedule A and is deemed to be part of this Agreement.
9.
RETURN OF COMPANY PROPERTY

Upon termination of this Agreement the Executive shall at once deliver or cause to be delivered, to the Company, in addition to those items set forth in Section 2.3 of Schedule A, all computers, effects, electronic devices, smartphones, keys, credit cards, access passes and/or any other property belonging to the Company that is in the Executive’s possession, charge, control or custody.
10.
GENERAL

10.1
Inurement:   This Agreement shall inure to the benefit of and be enforceable by the Executive’s heirs, estate, successors or legal representatives but otherwise is not assignable by the Executive. This Agreement and the Executive’s employment are assignable by the Company.

10.2
Entire Agreement:   Except as specifically noted herein, this Agreement constitutes the entire agreement between the Parties hereto and supersedes all prior communications, representations, undertakings and agreements, whether verbal or written, between the Parties with respect to the subject matter hereof. No amendment or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

10.3
Sections and Headings:   The division of this Agreement into articles, sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a section or subsection refers to the specified section or subsection of this Agreement.

10.4
Severability:   If any provision of this Agreement is determined at any time by a court, arbitrator or tribunal of competent jurisdiction to be invalid, illegal or unenforceable, such provision or part thereof shall be severable from this Agreement and the remainder of this Agreement will be construed as if such invalid, illegal or unenforceable provision or part thereof had been deleted herefrom.

10.5
Survival:   Notwithstanding the termination of this Agreement for any reason, all sections of this Agreement which by Executive’s terms are to be performed following the termination hereof shall survive such termination and be continuing obligations.

10.6
Compliance with Legislation:   Should any term of this Agreement fail to comply with a mandatory minimum standard or requirement imposed by applicable legislation, then the minimum standard or requirement shall apply in place of the offending term of this Agreement, and shall constitute the rights and obligations of the Parties in that respect.

10.7
Waiver:   Waiver by the Company of any breach or violation of any section of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation.

10.8
Copy of Agreement:   The Executive hereby acknowledges receipt of a copy of this Agreement duly signed by the Company.

10.9
Modification:   Any modification to the Agreement must be in writing and signed by both the Executive and the Company, failing which it shall have no effect and shall be void.

10.10
Governing Law:   The Agreement shall be governed by the laws of the Emirate of Dubai, and the Dubai courts shall have exclusive jurisdiction over disputes arising out of and/or relating to the engagement.

10.11
Notices:   Any notice required or permitted to be given hereunder shall be sent by certified/registered mail, by facsimile or via email, to the following addresses:

To the Company:
TMC the metals company Inc.
595 Howe Street
Vancouver, BC
Canada V6C 2T5
Attention: General Counsel

To the Executive:
The Executive’s address in the Company’s records

10.12
Effective Date:   This Agreement shall take effect as of the date hereof.

10.13
Independent Legal Advice:   The Executive acknowledges that Executive has read and understood this Agreement, and confirms that Executive has had the opportunity to obtain legal advice about this Agreement and prior to entering into this Agreement.

10.14
Counterparts:   This Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument.

[Signature Page Follows]

[Signature Page to Employment Agreement]
IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement this 16th day of April, 2024.
/s/ Erika Ilves Witness	/s/ Gerard Barron Gerard Barron
TMC the metals company Inc.
Per: /s/ Craig Shesky Name: Craig Shesky Title: Chief Financial Officer

SCHEDULE A
CONFIDENTIALITY, INTELLECTUAL PROPERTY AND POST-EMPLOYMENT RESTRICTIONS
1.
DEFINITIONS

In this Agreement, the following words and phrases shall have the following meanings unless the context otherwise requires:
1.1
“Business Opportunities” means potential business ventures of all kinds, including acquisitions, sales, business arrangements and other transactions and opportunities for new markets, products and services which have been disclosed to, investigated, studied or considered by the Company or by others on behalf of the Company;

1.2
“Competitive Business” means any person or entity that is involved or engaged in the creation, development, production or distribution of products or services in competitive to those created, developed, produced or distributed by the Company or contemplated by the Company during the term of the Executive’s employment with the Company.

1.3
“Confidential Information” means information known or used by the Company in connection with its business including but not limited to any formula, design, prototype, compilation of information, data, program, code, method, technique or process, information relating to any product, device, equipment or machine, Customer Information, Financial Information, Marketing Information, Intellectual Property, Business Opportunities, or Research and Development, but does not include any of the foregoing which was known to the Executive prior to Executive’s employment by the Company or which is or becomes a matter of Public Knowledge;

1.4
“Customer Information” means information pertaining to the Company’s customers, customer base and markets, including customer names and addresses and the names and addresses of consultants of customers with whom the Company is in contact in its business, customer requirements and the Company’s contracts with its customers, including details as to pricing and supply;

1.5
“Financial Information” means information pertaining to the Company’s costs, sales, income, profit, profitability, pricing, salaries and wages;

1.6
“Intellectual Property” means any and all inventions, copyrighted works, software in any expressed form, computer programs, screen layouts, industrial design, graphical user interfaces, systems, applications, source code, object code, algorithms, specifications, designs, developments, concepts, ideas, know-how, show how, trade secrets, works, creations, developments, trademarks, services marks, indicia, logos, domain names, business names, drawings, sketches, compilations of information, analyses, experiments, data, formula, methods, processes, techniques, moulds, jigs, dies, prototypes, products, samples, compounds, compositions of matter, apparatus, equipment, tools, machines, and any modifications or improvements to the foregoing, whether or not any of the foregoing is patentable or registrable under patent, copyright, trademark industrial design or similar laws anywhere in the world, the right to apply for and to obtain copyright, trademark or industrial design registrations, issued patents, design patents, and any other registrations or encompassing, protecting or otherwise covering any of the foregoing, and the benefit in and to any such applications therefor, including the right to priority, and any copyright, trademark or industrial design registrations, issued patents, design patents or other registrations or right issued therefrom;

1.7
“Marketing Information” means information including but not limited to the Company’s marketing programs, plans, strategies and proposed future products, services, advertising and promotions;

Schedule A-1

1.8
“Public Knowledge” means information that is generally known in the trade or business in which the Company is engaged, or is otherwise easily accessible through lawful, non-confidential sources; and

1.9
“Research and Development” means information pertaining to any research, development, investigation, study, analysis, experiment or test carried on or proposed to be carried on by the Company.

1.10
“Restricted Period” means the period beginning on the Executive’s last date of employment and continuing for six (6) months plus one (1) month for each completed year of service to a total maximum of eighteen (18) months or the period that is twelve (12) months following a Change of Control wherein the executive is either terminated without cause or resigns for Good Reason.

2.
ACKNOWLEDGEMENTS REGARDING CONFIDENTIAL INFORMATION

2.1
Acknowledgements of Executive:   During the course of Executive’s employment with the Company the Executive will be exposed to and will have an opportunity to learn or otherwise become aware of Confidential Information; the Confidential Information is a valuable asset which is the property of the Company exclusively, the unauthorized use or disclosure of which would cause very serious harm to the economic interests of the Company; and it is important in the interests of the Company that the Confidential Information remain the exclusive confidential property of the Company and that it not be used or disclosed except in accordance with the knowledge and consent of the Company and in the Company’s best interests.

2.2
Confidential Information to be Kept in Confidence:   The Executive agrees that at all times during the period of the Executive’s employment and at all times following termination of the Executive’s employment for any reason whatsoever:

a)
the Executive shall hold in confidence and keep confidential all Confidential Information;

b)
the Executive shall not directly or indirectly use any Confidential Information except in the course of performing duties as an Executive of the Company with the knowledge and consent of the Company in the Company’s interests; and

c)
the Executive shall not directly or indirectly disclose any Confidential Information to any person or entity, except in the course of performing duties as an Executive of the Company with the knowledge and consent of the Company in the Company’s interests.

Nothing in this Agreement shall prevent the Executive, following termination of Executive’s employment with the Company, from making use of or disclosing:
a)
any Confidential Information which is or becomes a matter of Public Knowledge;

b)
any Confidential Information of which the Executive had specific knowledge prior to Executive’s employment with the Company, except to the extent that such Confidential Information has become the property of the Company under Section 3; or

c)
any Confidential Information of which the Executive obtains specific knowledge following the termination of Executive’s employment with the Company from a third party, unless the third party obtained such Confidential Information directly or indirectly from an individual in violation of any duty of confidence owed to the Company;

provided that the Executive is able to prove the existence of the circumstances referred to in subparagraphs (a), (b) or (c).
2.3
Return of Materials Upon Termination:   Upon termination of the Executive’s employment with the Company for any reason whatsoever, or at any other time upon the Company’s request, the Executive shall promptly deliver to the Company all documents, manuals, lists, data, records, computer programs, codes, materials, prototypes, products, samples, analyses, reports,

Schedule A-2

equipment, tools and devices relating or pertaining to the Company’s business or containing or pertaining to any Confidential Information, including any copies or reproductions of the same, which are in the possession, charge, control or custody of the Executive.
3.
INTELLECTUAL PROPERTY

3.1
Ownership of Intellectual Property:   The Executive hereby acknowledges and agrees that the Company is the owner of all Intellectual Property made, developed, invented, authored, conceived of, reduced to practice, or otherwise created by the Executive, whether in whole or in part, alone or with others, whether at the Company’s place of business or otherwise, and during the course of, as a result of, or related to the duties or activities of the Executive’s employment with the Company (the “Developments”). Any and all Developments shall be and remain the exclusive property of the Company and the Executive shall have no right, title or interest therein, including moral rights, and the Company shall have the sole and exclusive right, title and interest, in and to the Developments, which right shall continue notwithstanding the termination of the Executive’s employment for any reason whatsoever.

3.2
Assignment of Rights:   The Executive hereby assigns and waives, and shall assign and waive, to or on behalf of the Company, and the Company’s successors, assigns, or other legal representatives, any and all right, title and interest, including any moral rights, that the Executive may have in and to the Developments. The Executive further agrees to maintain at all times adequate and current records relating to the creation and development of the Developments, which records shall be and shall remain the property of the Company and the Executive shall promptly disclose in writing all of the foregoing to the Company.

3.3
Intellectual Property Protection:   The Company shall have the sole and exclusive right to apply for, prosecute, obtain and maintain any patents, design patents, copyrights, industrial designs, domain name registrations, or trademark registrations and any other applications, registrations or grants of rights analogous thereto in any and all countries throughout the world in respect of any Developments and the Executive shall, whether during or subsequent to the Executive’s employment, assist the Company, at the Company’s expense, with recording or securing the Company’s right, title and interest in and to the Developments, including agreeing to execute any applications, transfers, assignments, waivers, powers of attorney or other documents as the Company may consider necessary or desirable, or to take any action deemed necessary or desirable by the Company, for prosecuting, issuing, enforcing, obtaining, maintaining or vesting in or assigning any of the foregoing with or to the Company in any and all countries of the world.

4.
POST-EMPLOYMENT RESTRICTIONS

4.1
Non-Solicitation of Customers:   Given the nature of the Executive’s role and the relationships Executive will develop with the Company’s customers, the Executive recognizes and agrees that it would be both unfair and unreasonable for the Executive to engage these customers, for competitive purposes, immediately upon the cessation of Executive’s employment with the Company. As a result, the Executive agrees that Executive will not, during the term of Executive’s employment and during the Restricted Period, regardless of the basis upon which the Executive’s employment terminates, directly or indirectly, call upon, solicit or otherwise interfere with the Company’s relationship with any customer or prospective customer that Executive had direct contact with or made a sale to, on behalf of the Company (“Customer”), at any point during the 12 month period preceding the date on which this Agreement is terminated, unless such solicited business is wholly unrelated to the business then being carried on by the Company.

4.2
No-Interference with Customer Relationships:

The Executive further agrees that Executive will not, during the term of Executive’s employment and during the Restricted Period, regardless of the basis upon which the Executive’s employment terminates, directly or indirectly encourage, influence or try to influence any Customer of the Company to cease doing business with the Company. Additionally, the Executive
Schedule A-3

will not intentionally act in any manner that is detrimental to the relations between the Company and its Customers, employees, suppliers, or other parties with whom the Company has contractual relations.
4.3
Non-Solicitation of Company Executives:

The Executive further agrees that Executive’s will not, during the term of Executive’s employment and during the Restricted Period, regardless of the basis upon which the Executive’s employment terminates, directly or indirectly influence or try to influence any employee of or consultant to the Company to resign his or Executive’s employment or engagement with the Company.
4.4
Non-Competition:   The Executive agrees that during Executive’s employment and during the Restricted Period, the Executive will not, without the prior written consent of the Company, either individually or in partnership or jointly or in conjunction with any person as principal, agent, consultant employee, investor, shareholder (other than an investment of less than five per cent of the shares of a company traded on a registered stock exchange), adviser or in any other manner whatsoever, be employed by or be engaged in or be concerned with or interested in or advise or provide any consulting services to any Competitive Business, in North America. In the event that Executive’s separation from the Company is the result of or occurs in connection with a Change of Control, the Restricted Period will be twelve (12) months. In the event that Executive’s separation from the Company is not pursuant to a Change of Control, the Restricted Period will be six (6) months.

The Executive acknowledges that:
a)
the business of the Company is carried on throughout Canada and that the Company is interested in and solicits or canvasses opportunities across Canada;

b)
the reputation of the Company in its industry and its relationships with customers are the result of hard work, diligence and perseverance on behalf of the Company over an extended period of time; and

c)
the nature of the business is such that the ongoing relationship between the Company and its customers is material and has a significant effect on the ability of the Company to continue to obtain business from its customers with respect to both long term and new projects.

4.5
The Executive acknowledges that the post-employment restrictions set out in this Section 4 are fair, reasonable and necessary to protect the legitimate interests of the Company. The Executive further acknowledges and agrees that irreparable harm will be suffered by the Company in the event of Executive’s breach or threatened breach of any of the restrictions set out in this Section 4, and that the Company will be entitled, in addition to any other rights and remedies that it may have at law or equity, to a temporary or permanent injunction from a court of competent jurisdiction restraining the Executive from engaging in or continuing any such breach.

5.
SURVIVAL AND ENFORCEABILITY

5.1
The Executive recognizes and acknowledges that this Schedule shall survive the cessation of Executive’s employment, for any reason whatsoever, and will be enforceable by the Company in a court of competent jurisdiction notwithstanding the existence of any claim or cause of action the Executive may assert against the Company, whether predicated upon this Agreement or otherwise.

Schedule A-4

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by MailYour Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner TMC THE METALSCOMPANY INC. as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 29, 2024.INTERNET –www.cstproxyvote.comUse the Internet to vote your proxy.Have your proxy card available when you access the above website. Follow the prompts to vote your shares.VOTE AT THE MEETING –If you plan to attend the virtual online Annual and Special Meeting, you will need your 12 digit control number to vote electronically at the Annual and Special Meeting. To attend: https://www.cstproxy.com/metals/2024MOBILE VOTING –On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your control number from the proxy card and vote your shares.MAIL –Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. 1.Set the number of directors at 11.2.Election of directors: FORAGAINST ABSTAIN 4.To approve on a non-binding advisory basis the compensation of the Company’s Chief Executive Officer and Chairman. FORAGAINST ABSTAIN (1)Gerard Barron(2)Andrew Hall(3)Andrew Greig(4)Andrei Karkar(5)Sheila Khama(6)Christian Madsbjerg(7)Kathleen McAllister(8)Amelia Kinahoi Siamomua(9)Stephen Jurvetson(10)Samuel Englebardt(11)Brendan May3. Appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year. FOR WITHHOLD VOTE FOR WITHHOLD VOTE CONTROL NUMBER Signature Signature, if held jointly Date , 2024 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such and you may be required to provide documentation evidencing your power to sign this proxy.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual and Special Meeting of ShareholdersTo view the 2024 Proxy Statement and the 2023 Annual Report and to Attend the Annual and Special Meeting, please go to: https://www.cstproxy.com/metals/2024 PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OFTMC THE METALS COMPANY INC.The undersigned appoints Gerard Barron, and failing him Craig Shesky, as proxies, each with the power to appoint his and/or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof (or if no directions have been given, as the proxy holder sees fit) and on all other matters that may properly come before the Annual and Special Meeting, all of the common shares of TMC the metals company Inc. held of record by the undersigned at the close of business on April 3, 2024 at the Annual and Special Meeting of Shareholders of TMC the metals company Inc. to be held on Thursday, May 30, 2024 at 10:00 a.m. EDT, or at any adjournment thereof. The undersigned hereby revokes any proxy previously given with respect to the Annual and Special Meeting.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, IF INDICATED ON THE REVERSE HEREOF. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE ELEVEN NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 1, PROPOSAL 3 AND PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL AND SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT OF AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF MEETING OR ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL AND SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.(Continued and to be marked, dated and signed, on the other side)